UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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DARDEN RESTAURANTS, INC.
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2023	Darden Restaurants, Inc. Annual Meeting of Shareholders and Proxy Statement

Wednesday, September 20, 2023 10:00 a.m., Eastern Time

Our Brands

August 7, 2023

Dear Shareholders:

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of Darden Restaurants, Inc. We will hold the Annual Meeting on Wednesday, September 20, 2023, at 10:00 a.m., Eastern Time, online via the internet at www.virtualshareholdermeeting.com/DRI2023. All holders of our outstanding common shares as of the close of business on July 26, 2023, are entitled to vote at the meeting.

We will furnish proxy materials to shareholders via the internet, which allows us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

The notice of meeting and Proxy Statement contain details about the business to be conducted at the Annual Meeting. Please read these documents carefully. We will provide an opportunity during the meeting for discussion of each item of business and we anticipate responding to shareholder questions as described in this Proxy Statement. If you will need special assistance during the meeting because of a disability, please contact Matthew R. Broad, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837, phone (407) 245-6789.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to the proxy card or Notice of Availability of Proxy Materials for more information on how to vote your shares at the meeting.

Your vote is important. Thank you for your support.

Sincerely,

Eugene I. Lee, Jr.

Chairman of the Board of Directors

Notice of 2023 Annual

Meeting of Shareholders

To be held on September 20, 2023

Annual Meeting of Shareholders

Date and Time: Wednesday, September 20, 2023 10:00 a.m., Eastern Time	Place: Online, via the internet at www.virtualshareholdermeeting.com/DRI2023	Record Date: Wednesday, July 26, 2023

Items of Business	How to Vote

Item 1. To elect as directors the nine named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

Item 2. To obtain non-binding advisory approval of the Company’s executive compensation.

Item 3. To obtain non-binding advice on the frequency of future advisory votes about the Company’s executive compensation.

Item 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 26, 2024.

Item 5. To vote on a shareholder proposal requesting the Company issue greenhouse gas emissions reduction targets if properly presented at the meeting.

Item 6. To vote on a shareholder proposal requesting the Company to issue a report on the risks arising from state policies restricting reproductive health care if properly presented at the meeting.

Item 7. To transact such other business, if any, as may properly come before the meeting and any adjournment.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 20, 2023: The accompanying Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com. On August 7, 2023, we mailed a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions for voting online and for requesting a paper copy of the Proxy Statement and 2023 Annual Report on Form 10-K.

	Internet Vote by going to the website shown on your proxy card or Notice of Availability of Proxy Materials and following the instructions for Internet voting set forth on such proxy card or Notice	Mail Vote by completing, signing, dating and returning the proxy card
Telephone Vote by telephone at the number shown on your proxy card and following the instructions on such proxy card (If you reside in the United States or Canada)

    During the Meeting

Shareholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

Who Can Vote
You can vote during the Annual Meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 26, 2023.
Date of Mailing
This Notice of the Annual Meeting of Shareholders and the Proxy Statement are first being distributed or otherwise furnished to shareholders on or about August 7, 2023.
By Order of the Board of Directors
	Matthew R. Broad Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	DARDEN RESTAURANTS, INC. 1000 Darden Center Drive Orlando, Florida 32837

Proxy Statement for Annual Meeting of Shareholders to be held on September 20, 2023

The Board of Directors (the Board) of Darden Restaurants, Inc. (Darden, the Company, we, us or our) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on September 20, 2023. This Proxy Statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This Proxy Statement and the proxy card are first being distributed or otherwise furnished to shareholders on or about August 7, 2023. Capitalized terms used in this Proxy Statement that are not otherwise defined are defined in Appendix A to this document.

Proxy Statement Summary

This summary highlights certain information discussed in more detail in this Proxy Statement.

2023 Annual Meeting of Shareholders

Date & Time:	Wednesday, September 20, 2023, 10:00 a.m., E.T.

Location:	Online, via the internet at www.virtualshareholdermeeting.com/DRI2023

Matters Presented for Vote at the Meeting

The matters to be voted upon at this meeting, along with the Board’s recommendation, are set forth below.

Proposals	Required Approval	Board Recommendation		Page Reference

Proposal 1. Election of Nine Directors from the Following Nominees:

- M. Shân Atkins

- Ricardo Cardenas

- Juliana L. Chugg

- James P. Fogarty

- Cynthia T. Jamison

- Nana Mensah

- William S. Simon

- Charles M. Sonsteby

- Timothy J. Wilmott

	Majority of Votes Cast	✓	For Each Nominee	p. 20

Proposal 2. Advisory Approval of the Company’s Executive Compensation	Majority of Votes Cast	✓	For	p. 28

Proposal 3 Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Majority of Votes Cast	✓	For One Year	p. 29

Proposal 4. Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending May 26, 2024	Majority of Votes Cast	✓	For	p. 30

Proposal 5 Shareholder Proposal Requesting the Company Issue Greenhouse Gas Emission Reduction Targets	Majority of Votes Cast	×	Against	p. 31

Proposal 6 Shareholder Proposal Requesting the Company Issue a Report on Risks of State Policies Restricting Reproductive Health Care	Majority of Votes Cast	×	Against	p. 35

2023 Proxy Statement    1

About Darden

Darden is a full-service restaurant company, and as of May 28, 2023, we owned and operated 1,914 restaurants through subsidiaries in the United States and Canada under the Olive Garden®, LongHorn Steakhouse®, Yard House®, Cheddar’s Scratch Kitchen®, The Capital Grille®, Seasons 52®, Eddie V’s Prime Seafood®, Bahama Breeze®, and The Capital Burger® trademarks. As discussed below, on June 14, 2023 we closed our acquisition of Ruth’s Hospitality Group, Inc. (Ruth’s) and as of that date, Ruth’s owned, operated or franchised 155 restaurants under the Ruth’s Chris Steak House® trademark.

Strategy Summary

Throughout fiscal 2023, our operating philosophy remained focused on strengthening the core operational fundamentals of the business by providing an outstanding guest experience rooted in culinary innovation, attentive service, engaging atmosphere, and integrated marketing. Darden enables each brand to reach its full potential by leveraging our scale, insights, and experience in a way that protects uniqueness and competitive advantages.

We manage our business organized around one core mission and one driving philosophy that keeps us focused on actions that will help us to be financially successful through great people consistently delivering outstanding food, drinks and service in an inviting atmosphere, making every guest loyal.

A full-service restaurant company with …

1 Mission	Be financially successful through great people consistently delivering outstanding food, drinks and service in an inviting atmosphere making every guest loyal.

4 Competitive Advantages	Significant Scale	●	Extensive Data & Insights	●	Rigorous Strategic Planning	●	Results- Oriented Culture

1 Driving Philosophy	Back-To-Basics
	Culinary Innovation & Execution	●	Attentive Service	●	Engaging Atmosphere	●	Integrated Marketing

9 Iconic Brands

2    Darden Restaurants, Inc.

Key Performance Highlights

Fiscal 2023

We finished fiscal 2023 in a position of strength, despite fiscal 2023 continuing to be impacted by global macroeconomic instability. Despite the ongoing uncertainty in the global and national economy, we remain focused on driving profitable sales growth and managing the business for the long term. While the economic environment is uncertain, we believe that we are in a position of strength to navigate through it.

Our strength begins with our strategy. Our four competitive advantages of Significant Scale, Extensive Data & Insights, Rigorous Strategic Planning, and our Results-Oriented Culture position us well to successfully navigate any environment. We will continue to leverage our advantages, and our superior financial position, to make the right long-term investments in our business and execute against our strategy.

And our Back-to-Basics Operating Philosophy continues to guide us as we pursue our mission: “Be financially successful through great people consistently delivering outstanding food, drinks and service in an inviting atmosphere making every guest loyal.”

In the final weeks of fiscal 2023, we commenced a tender offer to acquire the shares of Ruth’s Hospitality Group, Inc. (Ruth’s), the owner, operator and franchisor of 155 Ruth’s Chris Steak House restaurants. We completed our $715 million acquisition of Ruth’s on June 14, 2023, giving us an exciting new platform for growth for our Company, our shareholders and our team members. Ruth’s Chris Steak House will benefit from our strategic advantages and we will benefit from Ruth’s Chris Steak House’s strong brand loyalty, shared values and terrific people.

We ended fiscal 2023 with the following key financial results:
Key Highlights

We invested in our great people, our team members, in many ways including:

Increasing the minimum hourly earnings for restaurant team members to $12, effective January 1, 2022, inclusive of income earned through gratuities. During fiscal 2023, on average, our hourly team members earned more than $22 an hour, inclusive of income earned through gratuities.

In January 2023, we introduced a new benefit for restaurant team members called Fast Fluency – which offers Spanish-speaking team members the chance to learn English for free.

In fiscal 2023, the Darden Foundation launched the Next Course Scholarship program to help the children or dependents of Darden team members reach their educational goals. The Darden Foundation has partnered with Scholarship America to administer the initiative, which provided scholarships for post-secondary education to children or dependents of eligible full-time and part-time Darden team members for the 2023-24 academic year. As a result, nearly 100 children or dependents of Darden team members were awarded scholarships worth $3,000 each. These team members represent more than 80 different restaurants across seven of our brands and 32 states.

We served our communities with a focus on fighting hunger in fiscal 2023: we donated $2.0 million to Feeding America through the Darden Foundation, including providing ten additional mobile food trucks to local food banks with exceptionally high need, and contributed 5.3 million pounds of food through our Harvest program – amounting to 4.4 million meals.

2023 Proxy Statement    3

Director Highlights

Our Directors

			Committee Memberships

Nominees for Election at 2023 Meeting and Primary Occupation	Age	Director Since	A	C	F	N

MARGARET SHÂN ATKINS Retired Co-Founder and Managing Director, Chetrum Capital LLC	66	2014	¡			¡

RICARDO CARDENAS President and Chief Executive Officer, Darden Restaurants, Inc.	55	2022

JULIANA L. CHUGG Retired Executive Vice President and Chief Brand Officer, Mattel, Inc.	55	2022	¡			¡

JAMES P. FOGARTY CEO, FULLBEAUTY Brands, Inc.	55	2014		●	¡

CYNTHIA T. JAMISON Retired turnaround CFO	63	2014	●	¡	¡

NANA MENSAH Chairman and Chief Executive Officer, ‘XPORTS, Inc.	71	2016		¡	●

WILLIAM S. SIMON Senior Advisor to KKR & Co.	63	2014	¡			●

CHARLES M. SONSTEBY Retired Vice Chairman, The Michaels Companies, Inc.	69	2014	¡	¡	¡	¡

TIMOTHY J. WILMOTT Retired Chief Executive Officer, Penn National Gaming, Inc.	65	2018		¡		¡

Director Retiring After the 2023 Annual Meeting Primary Occupation	Age	Director Since

Eugene I. Lee, Jr. Chairman of the Board Retired Executive Chairman and CEO, Darden Restaurants, Inc,	63	2015

A = Audit        C = Compensation        F = Finance        N = Nominating and Governance        ● = Chair        ¡ = Member

4    Darden Restaurants, Inc.

Nominee Highlights

9 Nominees

Each of our nine director nominees is committed to our core values (integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork and excellence). We seek directors who have an inquisitive and objective perspective, practical wisdom, mature judgment and a wide range of experience in the business world. The Company strives to maintain a Board that reflects gender, ethnic, racial and other diversity and also fosters diversity of thought. In 2021, we amended our Director Nomination Protocols to commit that the initial candidate pool for any vacancy on the Board, including any pool developed by a search firm, will include candidates with diversity of gender, race and/or ethnicity. During fiscal 2022, we added two new members to our Board, including one additional woman and one additional person of color, enhancing the diversity of our Board.

2023 Proxy Statement    5

Corporate Governance Highlights

Our Board seeks to maintain the highest standards of corporate governance and ethical business conduct, including the following highlights:

•	Our Board has a Lead Independent Director, and eight of our nine nominees for the Board are independent;

•	All directors are elected annually and we have a majority vote standard for uncontested elections;

•	All Board committees are composed of only independent directors;

•	The Board and committees conduct annual self-assessments;
•	The Board met in executive session at each of its quarterly meetings during fiscal 2023;

•	Directors and executive officers are subject to robust stock ownership requirements;

•	10 percent of shareholders can call a special meeting; and

•	We have no supermajority voting requirements.

Executive Compensation Highlights

Our fiscal 2023 compensation programs were designed to create a strong alignment between pay and performance for our executives. Highlights of our executive compensation programs include:

•	At the Company’s 2022 Annual Meeting, approximately 95.9 percent of the votes cast were in favor of the advisory vote to approve executive compensation; and
•	Over 87 percent of our CEO’s and 75 percent of our other Named Executive Officers’ (NEOs) target total direct compensation for fiscal 2023 was tied to performance.

We have included a detailed Executive Summary in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Sustainability Highlights

We are committed to protecting our planet for future generations and sourcing food with care.

Darden’s current key Sustainability areas of focus are:

Protecting our Planet	With more than 1,900 restaurant locations, we view conservation efforts at our restaurants as the first line of action in managing climate risks and resource volatility.

To that end, we track and report to our management and the Board on the following metrics annually:

➢	Taking Action on Climate - Greenhouse gas (GHG) emissions (Scope 1 & 2)
➢	Energy – Average Usage per Restaurant
➢	Water – Average Usage per Restaurant
➢	Waste – Recycling Rate

We are committed to providing disclosure to our shareholders on these and other sustainability metrics. We disclose all of these metrics on our corporate website, www.darden.com, and we include the GHG emissions in our annual report on Form 10-K.

6    Darden Restaurants, Inc.

Climate Change

Darden is addressing sources of climate change from its operations and supply chain through diligent assessment, transparent disclosures and collaborative engagement on solutions.

In fiscal 2023, Darden increased the robustness of the assessment and the disclosure of environmental metrics by:

•

Performing a deforestation risk assessment of key commodities — including beef, soy, palm oil, cocoa, coffee, timber and fiber — using a methodology aligned with the guidance from The Accountability Framework and relevant organizations.

•	Aligning Darden’s environmental disclosures for energy, water, waste and GHG emissions with the Sustainability Accounting Standards Board (SASB) framework for the Food and Beverage Sector.

•	Disclosing a detailed Scope 3 emissions inventory for all relevant upstream and downstream sources; and

•	Engaging a third party to assess and verify environmental disclosures to a limited level of assurance to international accounting standards.

The results will inform strategy and action in the areas of energy, GHG emissions, waste and water for Darden’s operations and our supply chain. Environmental disclosures are reported on our website at www.darden.com.

Sourcing Food with Care

We lead in food safety and quality while also caring for farm animals and holding our suppliers to our Food Principles. We know that where our ingredients come from and how they are grown are integral elements in the recipe for preparing great food for our guests. Darden’s Food Principles are our foundation for sourcing food for our guests sustainably.

Darden takes animal welfare very seriously. A key tenet of our approach is to work with protein suppliers who are committed to the improvement of animal welfare. We have a responsibility to ensure that animals are treated with respect and care in the process of providing nutritious food that is served in our restaurants. Our Animal Welfare Policy defines Darden’s position and outlines our approach and strategy in this area.

In 2019, we established an Animal Welfare Council, which unites a cross-functional group of academics and thought leaders in the care of animals in food supply chains. This group is supporting Darden in our continued efforts to improve animal welfare outcomes and, most recently, started to map out a framework and process for working with protein suppliers on key welfare areas defined within our Animal Welfare Policy.

In fiscal 2023, Darden engaged the majority of its poultry suppliers through a supplier survey to better understand current animal welfare and antibiotics positioning and practices. We have started to translate those learnings and develop a pilot program aiming to further test and define our outcome-based approach.

Additional measures we take to ensure best practices in our food sourcing include:

➢	We require third-party audits to ensure that our Animal Welfare Policy is upheld by suppliers producing our animal products.

2023 Proxy Statement    7

➢	We manage our suppliers by:

•	Conducting rigorous evaluations to verify food safety procedures and product quality.

•	Holding all partners accountable to our Supplier Code of Conduct.

•	Assigning our Total Quality team and third-party partners to perform ongoing audits every year to ensure food safety and product quality.

➢	Restaurant leaders are thoroughly trained on our robust food safety and restaurant cleanliness practices and conduct in-depth walk-throughs twice each day.

➢	We use a third-party partner to conduct quarterly inspections at every restaurant to validate our strict food safety protocols.

Please visit the Our Impact section of our website at www.darden.com for updates on our animal welfare efforts.

Inclusion and Diversity Highlights

At Darden, everyone is welcome to a seat at our table.

Our History Shapes Our Commitment

When our founder Bill Darden opened his first restaurant in 1938, he employed anyone willing to work hard, work smart and grow with the company – without regard to race, gender or background.

Ensuring an inclusive and diverse workplace is at the very heart of Darden and our brands. We are strengthened by a diversity of cultures, perspectives, attitudes and ideas. We honor each other’s heritage and uniqueness. We prioritize our inclusion and diversity efforts not just because it is the right thing to do – but because it makes us better. It leads to innovation of thought, fuels our growth as a company and creates great places to work for our team members. Our strategy to uphold our founder’s legacy is rooted in advancing workplace diversity, creating an inclusive environment and building on our commitment.

8    Darden Restaurants, Inc.

The Board reviews and evaluates human capital metrics, strategic objectives and other initiatives with respect to the Company’s workforce. We have added detailed human capital metrics to our annual report on Form 10-K and to our corporate website. We have also added our EEO-1 data to our corporate website disclosure. Some key inclusion and diversity highlights are set forth below.

Our Team (as of year-end fiscal 2023 unless otherwise indicated)

Our strategy to uphold our founder’s legacy is rooted in advancing workplace diversity, creating an inclusive environment and building on our commitment. We report details about these strategic initiatives on our corporate website.

Advance Workplace Diversity	Create an Inclusive Environment	Build on Our Commitment

✓  Increase our pipeline of diverse leaders

✓  Ensure all levels of our team reflect the diversity of our talent in our industry and communities

✓  Expand inclusive hiring and development best practices across all our brands

✓  Expand inclusion and diversity awareness and training to all team member populations

✓  Equip all leaders with the tools and resources to foster an inclusive environment for team members and guests

✓  Utilize Employee Resource Groups to engage, retain and advance our team

✓ Make a positive impact in the communities we serve ✓ Continue to invest in diverse suppliers

2023 Proxy Statement    9

Corporate Governance and Board Administration

Our Board is Committed to the Highest Standards of Corporate Governance and Ethical Business Conduct

Corporate governance guidelines, policies and practices are the foundation for the effective and ethical governance of all public companies. Our Board is committed to the highest standards of corporate governance and ethical business conduct, providing accurate information with transparency and complying fully with the laws and regulations applicable to our business. The Company’s corporate governance structure is designed to ensure that the Company’s policies and practices are aligned with shareholder interests and corporate governance best practices. Executive management supports the Board’s commitment to be transparent through shareholder outreach efforts. We offer our shareholders an opportunity to engage in dialogue with us about aspects of our corporate governance and discuss any areas of concern. Our corporate governance practices are governed by our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Board committee charters, Shareholder Communication Procedures, Codes of Business Conduct and Ethics and Insider Trading Policy. You can access these documents at www.darden.com under Investors — Governance to learn more about the framework for our corporate governance practices. Copies are also available in print, free of charge, to any shareholder upon written request addressed to our Corporate Secretary.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that specifically address the Company’s key governance practices and policies. The Nominating and Governance Committee of the Board oversees governance issues and recommends changes to the Company’s governance guidelines, policies and practices as appropriate. Our Corporate Governance Guidelines cover many important topics, including:

•	Director responsibilities;

•	Director qualification standards;

•	Director independence;

•	Director access to senior management and independent advisors;

•	Director compensation;

•	Director orientation and continuing education;

•	Codes of Business Conduct and Ethics;

•	Risk oversight;

•	Related party transactions;

•	Approval of CEO and senior management succession plans;

•	Annual compensation review of CEO and executive officers;

•	Human capital management and risks related thereto;

•	An annual evaluation in executive session of the CEO by the independent directors, led by the Chairman of the Compensation Committee; and

10    Darden Restaurants, Inc.

•

An annual performance evaluation of the Board and each of the Board committees, and an even more in-depth performance evaluation of the Board led by an outside consultant no less often than every two years.

The Corporate Governance Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings at least four times annually of the independent directors in executive session without our CEO or other members of management present;

•	Require a letter of resignation from directors upon a significant change in their personal circumstances, including a change in or termination of their principal job responsibilities;

•	Limit the number of other public company boards, in addition to Darden, on which directors may serve to not more than four, except when the full Board determines that special circumstances exist;

•	Provide that no member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company;

•

Require the Nominating and Governance Committee to annually review the directors’ time commitments, considering other public company board memberships and leadership roles, including service as chairman of the board, lead independent director or other equivalent role of any public company, before recommending directors for election to the Board, and to conduct individual evaluations of the time commitments of members who serve on four or more total public company boards; and

•	Provide a mandatory retirement age for directors.

Director Independence

Our Corporate Governance Guidelines require that at least two-thirds of the Board be independent directors, as defined under the rules (the NYSE Rules) of the New York Stock Exchange (NYSE). The NYSE Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), include the additional requirements that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation and may not be affiliated with the Company or its subsidiaries. The NYSE Rules and Rule 10C-1 under the Exchange Act provide that when determining the independence of members of the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with Compensation Committee duties, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory or other compensatory fees paid by the Company, and whether any Compensation Committee member is affiliated with the Company or any of its subsidiaries or affiliates. Compliance by Audit Committee members and Compensation Committee members with these requirements is separately assessed by the Board.

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable sections of the NYSE Rules (there are no nominees for election as directors at the Annual Meeting who are not current directors). The Board has affirmatively determined that, other than Mr. Cardenas, who is employed by the Company, and Mr. Lee, who retired from employment with the Company in September 2022, eight of the ten current directors and eight of the nine nominees (Mmes. Atkins, Chugg and Jamison and Messrs. Fogarty, Mensah, Simon,

2023 Proxy Statement    11

Sonsteby and Wilmott) have no direct or indirect material relationship with us (other than their service as directors) and qualify as independent under the NYSE Rules. The Board has also affirmatively determined that each member of the Audit Committee and the Compensation Committee meets the applicable requirements of the NYSE Rules and the Exchange Act.

In making independence determinations, the Board considers that in the ordinary course of business, transactions may occur between the Company, including its subsidiaries, and entities with which some of our directors are or have been affiliated. The Board has concluded that any such transactions were immaterial in fiscal 2023.

Related Party Transactions

The Company’s Corporate Governance Guidelines include a policy pertaining to related party transactions in which Interested Transactions with a Related Party, as those terms are defined below, are prohibited without prior approval of the Board. The Board will review the material facts of the proposed transaction and will either approve or disapprove of the transaction. In making its determination, the Board considers whether the Interested Transaction is consistent with the best interests of the Company and its shareholders and whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the Related Party’s interest in the transaction. A director may not participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except to provide all material information as requested. Only those directors that meet the requirements for designation as a “qualified director” under the Florida Business Corporation Act will participate in the approval of an Interested Transaction. If an Interested Transaction will be ongoing, the Board may establish guidelines for the Company’s management to follow in its dealings with the Related Party.

An “Interested Transaction” as defined in the policy is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which (i) the amount involved exceeds $120,000 in any fiscal year, (ii) the Company is a participant, and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity), but does not include any salary or compensation paid by the Company to a director or for the employment of an executive officer that is required to be reported in the Company’s proxy statement (or that would have been so reported if the executive officer was a “named executive officer” as that term is defined in the rules of the Securities and Exchange Commission).

A “Related Party” as defined in the policy is any (i) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (ii) beneficial owner of more than five percent of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

An “immediate family member” as defined in the policy is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person in question and any person (other than a tenant or employee) sharing the household of the person in question.

There are no Interested Transactions or related party transactions or relationships required to be reported in this Proxy Statement under Item 404 of the SEC’s Regulation S-K.

12    Darden Restaurants, Inc.

Director Election Governance Practices

We do not have a “classified board” or other system where directors’ terms are staggered; instead, our full Board is elected annually. The Company’s Bylaws provide that in an uncontested election, each director will be elected by a majority of the votes cast; provided that, if the election is contested, the directors will be elected by a plurality of the votes cast. In an uncontested election, if a nominee for director who is a director at the time of election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board and remain a director until the Board appoints an individual to fill the office held by such director.

The Nominating and Governance Committee will recommend to the Board whether to accept or reject the tendered resignation or whether other action should be taken. The Board is required to act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision and the rationale within 90 days from the date of certification of the election results. If a director’s resignation is not accepted by the Board, such director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the vacancy or decrease the size of the Board. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver to our Corporate Secretary a written agreement that he or she will abide by these requirements.

Under our Bylaws, the Board will consist of not less than three nor more than fifteen members as determined from time to time by resolution of the Board. The Board currently consists of ten members, nine of whom have agreed to stand for re-election at the 2023 Annual Meeting. On June 20, 2023, Mr. Lee informed the Board that he would not be standing for re-election to the Board of Directors and he will retire from service as a director of the Company at the end of the 2023 Annual Meeting. Following Mr. Lee’s announcement, on June 20, 2023, the Board resolved that effective upon Mr. Lee’s retirement from the Board, the size of the Board would be reduced to nine members.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that the positions of Chairman of the Board and CEO may, in the judgment of the Board, be combined, and if the Chairman position is held by the CEO or another non-independent director, then the independent directors will choose a Lead Independent Director from among the independent directors. The Board believes that the decision as to whether the same person should serve in the roles of Chairman and CEO should be made by the Board, from time to time, in its business judgment after considering the relevant factors, including the specific needs of the business and the best interests of the shareholders. In December 2021, the Board voted to separate the roles of Chairman and CEO and elected Eugene I. Lee, Jr., who had been serving in both of those roles at the time, to serve as the Executive Chairman of the Board effective May 30, 2022 and the Board elected Ricardo Cardenas to serve as President and CEO and as a member of the Board of Directors, also effective May 30, 2022. As of September 21, 2022, Mr. Lee retired from employment at the Company and the Board of Directors elected Mr. Lee to serve as Chairman of the Board on that date. Charles M. Sonsteby, who had served as Chairman from April 2016 to December 2020, was elected to serve as Lead Independent Director in December 2020 and continues in that role to this date. As Lead Independent Director, Mr. Sonsteby, along with the other independent non-employee directors, brings experience, oversight and expertise from outside the Company and industry, while our Chairman, Mr. Lee, brings Company and industry-specific experience and expertise, including 7 years as CEO of the Company. Our President and CEO, Mr. Cardenas brings a long history of Company management experience in areas including finance,

2023 Proxy Statement    13

operations, strategy and prior service as Chief Financial Officer of the Company to the CEO role. The Board also believes that the separation of the roles of Chairman and CEO at this time allows the Company to continue to benefit from Mr. Lee’s decades of restaurant operating experience and has facilitated the transition of leadership to Mr. Cardenas. On June 20, 2023, Mr. Lee informed the Board that he would not be standing for re-election to the Board of Directors and he will retire from service as a director of the Company at the end of the 2023 Annual Meeting. The Board intends to elect a new Chairman at the continuance of its regularly scheduled meeting following the Annual Meeting of Shareholders.

The Company’s Corporate Governance Guidelines provide that the Chairman will preside at meetings of the Board, except that the Lead Independent Director will preside at the Board’s executive sessions of independent directors. The Lead Independent Director approves Board meeting agendas, including approving meeting schedules to assure that there is sufficient time for discussion of all agenda items, and other information sent to the Board, advises the committee chairs with respect to agendas and information needs relating to committee meetings, serves as liaison between the Chairman and the independent directors, has the authority to call meetings of the independent directors as he or she deems appropriate and is available for consultation and direct communications if requested by major shareholders. The Chairman and the Lead Independent Director perform other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities. The independent directors may meet without management present at any other times as determined by the Lead Independent Director.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s people strategy in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior leadership level. Annually, the CEO provides the Board with an assessment of senior executives and their potential to succeed him, and an assessment of persons considered successors to senior executives. The Nominating and Governance Committee also recommends policies regarding succession in the event of an emergency impacting the CEO or the planned retirement of the CEO. Strong potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board reviews and evaluates human capital metrics, strategic objectives and other initiatives with respect to the overall workforce, including diversity, recruiting and development programs.

Director Education

To foster our value of always learning – always teaching, the Corporate Governance Guidelines encourage director education. Upon initial election to the Board of Directors, the Company’s management conducts an orientation program of materials and briefing sessions to educate new directors about the Company’s business and other topics to assist them in carrying out their duties. Directors may also attend a variety of external continuing education programs of their own selection at the Company’s expense. In addition, the Board receives regular updates from management and external experts regarding new developments in corporate governance, legal developments or other appropriate topics from time to time.

14    Darden Restaurants, Inc.

Board Role in Oversight of Risk Management

Full Board

The ultimate responsibility for risk oversight rests with the Board. The Board assesses major risks facing the Company and reviews options for their mitigation. Each Committee of the Board reviews the policies and practices developed and implemented by management to assess and manage risks relevant to the Committee’s responsibilities, and reports to the full Board on the results of its discussions.

Audit Committee	Compensation Committee	Finance Committee	Nominating and Governance Committee

Oversees the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and significant financial risk exposures, and the steps management has taken to monitor, mitigate and report those exposures. In addition to its other duties, the Audit Committee oversees the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s Codes of Business Conduct and Ethics. The Audit Committee also oversees and discusses with management the Company’s enterprise risk management (ERM) process and the comprehensive assessment of key strategic financial, operational and regulatory risks identified by management, including cybersecurity and data protection risks. The Audit Committee discusses ERM with the full Board, which is ultimately responsible for oversight of this process.

Provides oversight of the risks associated with the Compensation Committee responsibilities in its charter; reviews the Company’s incentive and other compensation arrangements to confirm that compensation does not encourage unnecessary or excessive risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and executive compensation; and discusses with the Company’s management the results of its review and any disclosures required by Item 402(s) of Regulation S-K relating to the Company’s compensation risk management.

Oversees the Company’s major financial risk exposures and management’s monitoring, mitigation activities and policies in connection with financial risk, including: capital structure; investment portfolio, including employee benefit plan investments; financing arrangements, credit and liquidity; proposed major transactions, such as mergers, acquisitions, reorganizations and divestitures; share repurchase programs; hedging or use of derivatives; commodity risk management; cash investment; liquidity management; short-term borrowing programs; interest rate risk; foreign exchange risk; off balance sheet arrangements, if any; proposed material financially-related amendments to the Company’s indentures, bank borrowings and other instruments; and reputational risk to the extent such risk arises from the topics under discussion. The Finance Committee also reviews the adequacy of the insurance coverage on the Company’s assets.

Oversees risks related to the Company’s corporate governance; director succession planning; political and charitable contributions; insider trading; environmental and social responsibility; and reputational risk to the extent such risk arises from the topics under discussion.

2023 Proxy Statement    15

Compliance and Ethics Office and Codes of Business Conduct and Ethics

Our Compliance and Ethics Office (Compliance Office), with the support of our management and Board, aims to ensure that all of our employees, business partners, franchisees and suppliers adhere to high ethical business standards, and is under the direction of our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. At the core of the Compliance Office is Darden’s Code of Conduct that applies to all Company employees (Employee Code of Conduct). We also have a Code of Ethics for CEO and Senior Financial Officers (CEO and Senior Financial Officer Code of Ethics) that highlights specific responsibilities of our CEO and senior financial officers, and a Code of Business Conduct and Ethics for Members of the Board of Directors (the Board Code of Conduct, and together with the Employee Code of Conduct and the CEO and Senior Financial Officer Code of Ethics, our Codes of Business Conduct and Ethics). A major objective of the Compliance Office is to educate and raise awareness of our Employee Code of Conduct, applicable regulations, and related policies. Our Codes of Business Conduct and Ethics are posted on our website at www.darden.com under Investors — Governance. We require all of our officers, director-level employees, and certain other employees to complete an annual training course and certification regarding compliance with the Employee Code of Conduct and other Company policies. Any amendment to, or waiver of, the Codes of Business Conduct and Ethics as they relate to a member of the Board of Directors, the CEO, the Chief Financial Officer, any senior financial officer or any executive officer listed in the “Stock Ownership of Management” section of this Proxy Statement will be disclosed promptly by posting such amendment or waiver on our website at www.darden.com under Investors — Governance.

We promote ethical behavior by encouraging our employees to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to raise questions and report possible violations of laws or our Codes of Business Conduct and Ethics, we will not allow retaliation for reports made in good faith. We also provide a confidential hotline to allow employees to confidentially and anonymously report concerns regarding questionable accounting behavior. We are also committed to promoting compliance and ethical behavior by the third parties with whom we conduct business and have implemented Codes of Business Conduct that are acknowledged by our international franchisees and certain suppliers.

16    Darden Restaurants, Inc.

Executive Officers of the Registrant

Our executive officers as of the date of this Proxy Statement are listed below.

Ricardo Cardenas, age 55

Our President and Chief Executive Officer since May 2022. Prior to that, Mr. Cardenas served as our President and Chief Operating Officer from January 2021 to May 2022 and Senior Vice President, Chief Financial Officer from March 2016 to January 2021. He was Senior Vice President, Chief Strategy Officer of the Company from September 2015 to March 2016, prior to which he served as Senior Vice President, Finance, Strategy and Technology from 2014 to 2015. He was Executive Vice President of Operations for LongHorn Steakhouse from 2013 to 2014 and Senior Vice President of Operations for LongHorn Steakhouse’s Philadelphia Division from 2012 to 2013. He served as Senior Vice President of Finance for Red Lobster, which the Company previously owned, from 2010 to 2012. Mr. Cardenas originally joined the Company in 1984 as an hourly employee and served in various positions of increasing responsibility, including Vice President of Finance for Olive Garden, prior to the positions described above.

Matthew R. Broad, age 63

Our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since 2015. Prior to joining Darden, he served as Executive Vice President, General Counsel and Chief Compliance Officer for OfficeMax, Incorporated from 2004 to 2013. Prior to that, he was Associate General Counsel with Boise Cascade Corporation from 1989 to 2004.

Todd A. Burrowes, age 60

Our President, LongHorn Steakhouse since 2015. He rejoined the Company after serving as President, Ruby Tuesday Concept and Chief Operations Officer of Ruby Tuesday, Inc. from 2013 to 2015. Prior to that, he served as Executive Vice President of Operations for LongHorn Steakhouse from 2008 until 2013. He joined the Company in 2002 as Regional Manager of LongHorn Steakhouse before being promoted to Director of Management Training. In 2004, he was promoted to Regional Vice President of Operations for LongHorn Steakhouse.

Susan M. Connelly, age 52

Our Senior Vice President, Chief Communications and Public Affairs Officer since 2019. She served as Senior Vice President, Communications and Corporate Affairs from 2015 to 2019. She joined the Company in 2007 as Director, State and Local Government Relations and was promoted to Vice President, Government Relations in 2014.

2023 Proxy Statement    17

Daniel J. Kiernan, age 62

Our President, Olive Garden since 2018, prior to which he was our Executive Vice President of Operations for Olive Garden from 2011 to 2018. He began his career with Olive Garden in 1992 as a Manager in Training and has held a series of roles of increasing responsibility with Olive Garden, serving as a General Manager from 1993 to 1994, as Director of Operations from 1994 to 2002, as Senior Vice President of the Chicago Division from 2002 to 2008 and as Senior Vice President, Operations Excellence from 2008 to 2011.

Sarah H. King, age 53

Our Senior Vice President, Chief People and Diversity Officer since May 2021, prior to which she served as Senior Vice President, Chief Human Resources Officer from September 2017 to May 2021. Prior to joining Darden, Sarah spent 19 years with Wyndham Worldwide Corporation in various human resources leadership positions worldwide. Most recently, from 2010 through 2017, she served as Executive Vice President, Human Resources for Wyndham Vacation Ownership.

John W. Madonna, age 47

Our Senior Vice President, Corporate Controller since 2016, prior to which he served as our Senior Vice President, Accounting beginning in 2015. Prior to that, he was a Director in Corporate Reporting from 2010 through 2013 when he was promoted to Senior Director, Corporate Reporting and then to Vice President of Corporate Reporting in 2014. He joined the Company in 2005 as Manager, Corporate Reporting and moved to the LongHorn Steakhouse team in 2009 as Manager, Financial Planning & Analysis.

M. John Martin, age 63

Our President, Specialty Restaurant Group, which includes The Capital Grille and Eddie V’s as well as Seasons 52, Bahama Breeze and Yard House, since August 2020. Prior to that, he was President of The Capital Grille beginning in 2004, additionally was President of Eddie V’s beginning in 2014 and President of Seasons 52 beginning in 2018. He joined The Capital Grille in 1990 and held several positions of increasing responsibility before being promoted to Vice President of Operations in 2001.

Douglas J. Milanes, age 60

Our Senior Vice President, Chief Supply Chain Officer since 2015, prior to which he served as Senior Vice President, Purchasing from 2013 to 2015. Prior to joining Darden, Doug served as Vice President, Global Procurement and Operations for Pfizer Inc. from 2008 to 2012 and as Chief Financial Officer for Pfizer’s Capsugel Division from 2005 to 2008.

18    Darden Restaurants, Inc.

Richard L. Renninger, age 56

Our Senior Vice President, Chief Development Officer since 2016. Prior to joining Darden, he was Chief Development Officer for First Watch Restaurants, Inc., from 2012 to 2016. Prior to that, he served as Executive Vice President & Chief Development Officer for OSI Restaurant Partners (now Bloomin’ Brands, Inc.) from 2008 to 2012 and Senior Vice President of Real Estate and Development from 2005 to 2008. Prior to joining OSI, he served as Vice President of Real Estate for RARE from 2002 to 2005.

Rajesh Vennam, age 48

Our Senior Vice President, Chief Financial Officer since December 2022. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2021 to December 2022. He served as Senior Vice President, Corporate Finance and Treasurer of the Company from September 2020 to January 2021 and Senior Vice President, Finance and Analytics from May 2016 through September 2020. From November 2014 through May 2016, Mr. Vennam served as Vice President, Financial Planning and Analysis and Investor Relations for The Fresh Market, Inc., a specialty grocery retailer which during the period of Mr. Vennam’s service was publicly traded on the NASDAQ exchange. From 2013 to 2014, Mr. Vennam served in a variety of roles at Red Lobster, ultimately serving as Senior Vice President of Financial Planning & Analysis and Treasury of Red Lobster Hospitality, LLC, the entity to which the Company sold its Red Lobster restaurants in 2014. From 2010 through 2013, Mr. Vennam served as Director of Financial Planning & Analysis for LongHorn Steakhouse. Mr. Vennam joined the Company in 2003 and served in a variety of positions of increasing responsibility, including as a Manager of Treasury prior to the positions described above.

2023 Proxy Statement    19

PROPOSALS TO BE VOTED ON

Proposal 1

Election of Nine Directors from the Named Director Nominees

Our Board of Directors currently has ten members, and each director stands for election every year. As discussed above, on June 20, 2023, Mr. Lee informed the Board that he would be not standing for re-election and is retiring from the Board of Directors at this meeting. Also on June 20, 2023, the Board resolved that upon Mr. Lee’s retirement, the number of directors will be reduced to nine. The Nominating and Governance Committee believes that a nine member Board of Directors will be appropriate for Darden. In keeping with good governance practices, the Board will continue to seek a diversity of talent and experience to draw upon and to ensure its ability to appropriately staff committees of the Board. The Board also will continue to self-evaluate and to consider various matters as to its size. As appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

The following nine director nominees are standing for election at this 2023 Annual Meeting of Shareholders to hold office until the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified. All were nominated at the recommendation of our Nominating and Governance Committee and all have previously served on the Board. Each of the director nominees has consented to being named in this Proxy Statement and to serve as a director if elected. If a director nominee is not able to serve, proxies may be voted for a substitute nominated by the Board. However, we do not expect this to occur.

✓	Your Board recommends that you vote FOR each of the nominees to the Board.

20    Darden Restaurants, Inc.

Board Nominees

The following information is as of the date of this Proxy Statement. Included is information provided by each nominee, such as his or her age, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the specific information presented below regarding the experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Darden’s mission is to be financially successful through great people consistently delivering outstanding food, drinks and service in an inviting atmosphere making every guest loyal. This mission is supported by our core values of integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork and excellence. As noted in our Corporate Governance Guidelines, our directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

Board Summary

9 Nominees

Our Board’s composition reflects our core value of inclusion and diversity along many metrics of diversity, reflecting racial and ethnic diversity, gender diversity and a wide diversity of areas of expertise and experience, as reflected in the graphics below.

Independence	Racial/Ethnic Diversity	Gender Diversity	Tenure

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Board Nominee Experience and Expertise Matrix

OPERATIONAL AND FUNCTIONAL EXPERIENCE AND EXPERTISE

Restaurant Industry	¡	●		¡	●	●	●	●	¡

Retail or Hospitality Operations	●	●	●	●	●	●	●	●	¡

Consumer Marketing/Brand Building	●	¡	●	●		●	●	¡	¡

Information Technology / Cybersecurity	¡	●		●	●		●	¡	●

Supply Chain/Logistics	¡		¡	¡			●	●

Real Estate Development		¡		¡		¡	¡	¡	¡

Franchising	¡			¡	●	●	¡	●

Mergers and Acquisitions/Business Development	●	●		●	¡	●	●	●	●

Corporate Governance	●		¡		●	¡	¡	●	¡

International Operations	¡		¡	¡		●	●	●

Finance and Accounting	●	●		●	●			●	¡

Human Resources / Human Capital Management	¡		●	¡	¡	¡		¡	●

Legal					¡			¡

Public Policy							¡	¡	¡

Social and Environmental Responsibility	¡		¡					¡

● = Cornerstone element of career success                ¡ = Meaningful involvement during career, including directorships

22    Darden Restaurants, Inc.

Biographies

MARGARET SHÂN ATKINS

Ms. Atkins is a retired consumer and retail executive. She was most recently Co-Founder and Managing Director of Chetrum Capital LLC, a private investment firm, a position she held from 2001 through 2017. Prior to founding Chetrum, she spent most of her executive career in the consumer/retail sector, including various positions with Sears, Roebuck & Co., a major North American retailer where she was promoted to Executive Vice President in 1999, and fourteen years with Bain & Company, an international management consultancy, where she was a leader in the global consumer and retail practice. She began her career as a public accountant at what is now PricewaterhouseCoopers LLP, a major accounting firm, and holds designations as a Chartered Professional Accountant and Chartered Accountant (Ontario) and as a Certified Public Accountant (Illinois). She also holds the highest level of certification as a professional director in both the USA (NACD.DC) and Canada (ICD.D).

Current Public Directorships:

•  SpartanNash Company, a national grocery wholesaler/retailer and distributor of food products to the worldwide U.S. military commissary system, since 2003

•  Aurora Cannabis, Inc., one of the world’s largest and leading cannabis companies, since 2019

Prior Public Board Service Within the Past Five Years:

•  SunOpta, Inc., a North American manufacturer of natural and organic food products, from 2014 to 2019

•  LSC Communications, Inc., a leading provider of long and short-run printing services to the book, catalog and magazine publishing industries, from 2016 to 2021

Qualifications:

The Nominating and Governance Committee concluded that Ms. Atkins is qualified and should serve, in part, because of her retail industry, operations, strategic planning and financial expertise, and public-company director experience.

Age 66	Tenure 8
Independent Director Director since 2014
Darden Committees: • Audit • Nominating and Governance

RICARDO (RICK) CARDENAS

Mr. Cardenas was named President and Chief Executive Officer and elected to the Board of Directors effective May 2022. Prior to that, Mr. Cardenas served as our President and Chief Operating Officer from January 2021 to May 2022 and Senior Vice President, Chief Financial Officer from March 2016 to January 2021. He was Senior Vice President, Chief Strategy Officer of the Company from September 2015 to March 2016, prior to which he served as Senior Vice President, Finance, Strategy and Technology from 2014 to 2015. He was Executive Vice President of Operations for LongHorn Steakhouse from 2013 to 2014 and Senior Vice President of Operations for LongHorn Steakhouse’s Philadelphia Division from 2012 to 2013. He served as Senior Vice President of Finance for Red Lobster, which the Company previously owned, from 2010 to 2012. Mr. Cardenas originally joined the Company in 1984 as an hourly employee and served in various positions of increasing responsibility, including Vice President of Finance for Olive Garden, prior to the positions described above.

Current Public Directorships:

•  Tractor Supply Company, an operator of retail farm and ranch stores, since 2019

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Cardenas is qualified and should serve, in part, because of his extensive senior management and leadership experience with our Company.

Age 55	Tenure 1.5
President and Chief Executive Officer Director since 2022
Darden Committees: • None

2023 Proxy Statement    23

JULIANA L. CHUGG

Ms. Chugg is the retired Executive Vice President and Chief Brand Officer of Mattel, Inc. a leading global toy company and owner of a portfolio of children’s and family entertainment franchises, a position she held from 2015 through 2018. Prior to that, she served as Partner of Noble Endeavors LLC during 2015. Ms. Chugg has also served in various leadership roles at General Mills, Inc. and its predecessor Pillsbury from 1996 through 2014, including serving as Senior Vice President of General Mills, Inc. and President of the Meals division from 2010 through 2014.

Current Public Directorships:

•  VF Corporation, one of the world’s largest apparel, footwear and accessories companies, since 2009

•  MasterBrand Inc., the largest residential cabinet manufacturer in North America, since 2022

Prior Public Board Service Within the Past Five Years:

•  Kontoor Brands, Inc., a global lifestyle apparel company, from 2019 through 2021

•  Caesars Entertainment Corporation, a global leader in gaming and hospitality, from 2018 through 2020

Qualifications:

The Nominating and Governance Committee concluded that Ms. Chugg is qualified and should serve, in part, because of her retail and food industry brand management, marketing, operations and strategic planning expertise, and public-company director experience.

Age 55	Tenure 1.5
Independent Director Director since 2022
Darden Committees: • Audit • Nominating and Governance

JAMES P. FOGARTY

Mr. Fogarty has been the CEO at FULLBEAUTY Brands, Inc., a privately-held branded multi-channel retailer focused on fashion apparel and home goods for plus-sized women and men, since June 2019. Previously, he was the CEO and a director of Orchard Brands, a multi-channel marketer of apparel and home products, from 2011 until its sale in 2015, at which time he became a Senior Advisor to Bluestem Group Inc., the acquirer of Orchard Brands, through 2015. Prior to that, Mr. Fogarty was a private investor from 2010 to 2011. From 2009 until 2010, Mr. Fogarty was President, CEO and director of Charming Shoppes, Inc., a multi-brand, specialty apparel retailer. Other prior executive positions held by Mr. Fogarty include Managing Director of Alvarez & Marsal, an independent global professional services firm, from 1994 until 2009, President and COO of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing) from 2008 until 2009, President and CEO of American Italian Pasta Company, the largest producer of dry pasta in North America, from 2005 through 2008, CFO of Levi Strauss & Co., a brand-name apparel company, from 2003 until 2005, and from 2001 through 2003, he served as Senior Vice President and CFO and for a period as a director of The Warnaco Group, a global apparel maker.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

•  Assertio Therapeutics, Inc. (formerly known as Depomed Inc.), a specialty pharmaceutical company, Chairman of the Board from 2016 to 2020 through its merger with Zyla Life Sciences

Qualifications:

The Nominating and Governance Committee concluded that Mr. Fogarty is qualified and should serve, in part, because of his operational and turnaround experience, and his significant executive officer and director experience at a variety of public and private companies.

Age 55	Tenure 8
Independent Director Director since 2014
Darden Committees: • Compensation (Chairperson) • Finance

24    Darden Restaurants, Inc.

CYNTHIA T. JAMISON

Ms. Jamison is a retired turnaround CFO. She most recently served as CFO of AquaSpy, Inc. from 2010 to 2013. Prior to AquaSpy she held six other CFO and/or COO roles in both public and private companies as a Partner with Tatum, LLC, an executive services firm focusing exclusively on providing interim CFO Services to public and private equity companies. She also led the CFO Practice at Tatum for four years where she had responsibility for over 300 CFO Partners and sat on the firm’s Operating Committee. Prior to joining Tatum, she served as CFO of Chart House Enterprises, a publicly traded restaurant company, from 1998-1999 and previously held various executive positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen. She holds the designation of Certified Public Accountant (Illinois); in addition, she is an NACD Fellow and a frequent faculty member at NACD Master Classes. She recently completed a four year appointment to the Financial Accounting Standards Advisory Council (FASAC), an Advisory Board to FASB.

Current Public Directorships:

•  The ODP Corporation, parent of Office Depot, Inc., a global supplier of office products and services, since 2013

•  Big Lots, Inc. (Non-Executive Chairman), a discount retailer, since 2015

Prior Public Board Service Within the Past Five Years:

•  Tractor Supply Company, an operator of retail farm and ranch stores, from 2002 to 2023

Qualifications:

The Nominating and Governance Committee concluded that Ms. Jamison is qualified and should serve, in part, because of her status as a financial expert and experienced audit committee member and chair, as well as her senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience.

Age 63	Tenure 8
Independent Director Director since 2014
Darden Committees: • Audit (Chairperson) • Compensation • Finance

NANA MENSAH

Mr. Mensah has been the Chairman and Chief Executive Officer of ‘XPORTS, Inc., a privately held company that exports food packaging and food processing equipment to distributors and wholesalers outside of the United States, since 2005, and previously served as Chief Executive Officer during 2003 and from 2000 through 2002. He has extensive experience as a restaurant operations executive including serving as the Chief Operating Officer of Church’s Chicken, a division of AFC Enterprises, Inc. and one of the world’s largest quick-service restaurant chains, from 2003 to 2004, and as President and Chief Operating Officer of Long John Silver’s Restaurants, Inc., the world’s largest chain of seafood quick-service restaurants, from 1997 until it was sold in 1999. Additionally, Mr. Mensah has served as President, U.S. Tax Services of H&R Block Inc., a tax, mortgage and financial services company, from January 2003 until March 2003.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

•  Reynolds American, Inc., the parent company of R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, and of other companies that manufacture or sell tobacco, smokeless tobacco, nicotine replacement therapy and digital vapor products, from 2004 to 2017

Qualifications:

The Nominating and Governance Committee concluded that Mr. Mensah is qualified and should serve, in part, because of his extensive experience in the restaurant industry, including operating, turnaround, international and mergers and acquisitions and his experience as a public company director.

Age 71	Tenure 6
Independent Director Director since 2016
Darden Committees: • Compensation • Finance (Chairperson)

2023 Proxy Statement    25

WILLIAM S. SIMON

Mr. Simon has been Senior Advisor to KKR & Co., an investment firm, since 2014, and President of WSS Venture Holdings, LLC, a consulting and investment company, since 2014. Mr. Simon is the former Executive Vice President of Wal-Mart Stores, Inc., a global retailer, and former President and CEO of Walmart U.S., the largest division of Wal-Mart Stores, Inc., which consists of retail department stores, from 2010 to 2014. Mr. Simon also served as Executive Vice President and COO of Walmart U.S. from 2007 to 2010 and Executive Vice President of Professional Services and New Business Development from 2006 to 2007. Prior to joining Walmart, Mr. Simon held senior executive positions at Brinker International, Inc., a casual dining restaurant company, Diageo North America, Inc., a multinational alcoholic beverages company, and Cadbury Schweppes plc, a multinational confectionery company. Mr. Simon also served as Secretary of the Florida Department of Management Services and served 25 years in the U.S. Navy and Naval Reserves.

Current Public Directorships:

•  HanesBrands Inc., a global manufacturer of apparel, since 2021

Prior Public Board Service Within the Past Five Years:

•  Anixter International, Inc., a global distributor of communication and security products, electrical wire and cable, from 2019 to 2020

•  Chico’s FAS, Inc., an apparel retailer, from 2016 to 2021

•  GameStop Corp., a global video game retailer, from 2020 to 2021

•  Academy Sports and Outdoors, Inc., a premier sports, outdoor and lifestyle retailer, from 2020 to 2021

•  Equity Distribution Acquisition Corp., a special purpose acquisition company, from 2020 to 2022

Qualifications:

The Nominating and Governance Committee concluded that Mr. Simon is qualified and should serve, in part, because of his senior level executive experience in large, complex, retailing and global brand management companies and his extensive experience in retail operations, food service and restaurants, as well as consumer packaged goods.

Age 63	Tenure 10
Independent Director Director since 2014; previously served from 2012 until 2014 and rejoined in October 2014
Darden Committees: • Audit • Nominating and Governance (Chairperson)

CHARLES M. SONSTEBY

Mr. Sonsteby is the retired Vice Chairman of The Michaels Companies, Inc., the largest arts and crafts specialty retailer in North America and parent company of Michaels Stores, Inc., a role he held from June 2016 until his retirement in October 2017. He had served as CFO and Chief Administrative Officer of that company and its predecessor from 2010 to 2016. Prior to that, Mr. Sonsteby served as the CFO and Executive Vice President of Brinker International, Inc., a casual dining restaurant company, from 2001 to 2010. He joined Brinker in 1990 as Director of the Tax, Treasury and Risk Management departments and thereafter served in various capacities, including as Senior Vice President of Finance from 1997 to 2001 and as Vice President and Treasurer from 1994 to 1997.

Current Public Directorships:

•  Valvoline, Inc., a producer and distributor of industrial and automotive lubricants and automotive chemicals, since 2016

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Sonsteby is qualified and should serve, in part, because of his restaurant operations and executive leadership experience with several major brands, and his experience as a public company director.

Age 69	Tenure 8
Lead Independent Director Director since 2014
Darden Committees: • Audit • Finance • Nominating and Governance

26    Darden Restaurants, Inc.

TIMOTHY J. WILMOTT

Mr. Wilmott is the retired Chief Executive Officer of Penn National Gaming, Inc., an operator or owner of gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment, a role he held from 2013 until his retirement in December 2019. Prior to that, Mr. Wilmott served as President and Chief Operating Officer from 2008 to 2013. Prior to joining Penn National Gaming, Mr. Wilmott served as Chief Operating Officer of Harrah’s Entertainment, Inc. (now Caesars Entertainment, Inc.) from 2003 through 2007 and Division President, Eastern Division from 1997 to 2003. Prior to that, Mr. Wilmott held various management positions at Harrah’s properties from 1988 through 1997.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

•  Penn National Gaming, Inc., from 2014 to 2019

Qualifications:

The Nominating and Governance Committee concluded that Mr. Wilmott is qualified and should serve, in part, because of his entertainment business operations and executive leadership experience, and his experience as a public company director.

Age 65	Tenure 4
Independent Director Director since 2018
Darden Committees: • Compensation • Finance

2023 Proxy Statement    27

Proposal 2

Advisory Approval of the Company’s Executive Compensation

In accordance with SEC rules, the Board asks shareholders for advisory approval of the Company’s executive compensation on an annual basis. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our NEOs, as we have described it in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis” section, the Compensation Committee oversees the executive compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect Darden’s circumstances and to promote the main objectives of the program. These objectives include: to help us attract, motivate, reward and retain superior leaders who are capable of creating sustained value for our shareholders, and to promote a performance-based culture that is intended to align the interests of our executives with those of our shareholders.

We are asking our shareholders to indicate their support for our NEO compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and procedures described in this Proxy Statement.

Resolved, that the compensation awarded to Darden’s NEOs for fiscal 2023, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

While this vote is advisory and not binding on our Company, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

✓	Your Board recommends that you vote FOR approval of the foregoing resolution.

28    Darden Restaurants, Inc.

Proposal 3

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In addition to providing our shareholders with the opportunity to cast an advisory vote on executive compensation, we are also seeking an advisory, nonbinding vote on how frequently future advisory votes on executive compensation should be presented to shareholders, as required by SEC rules.

You may vote to hold the advisory vote every ONE YEAR (i.e. annually), TWO YEARS or THREE YEARS, or you may abstain. While this vote is advisory and not binding on our Company, the Board expects to take into account the outcome of the vote, along with other relevant factors, when considering future advisory votes on executive compensation.

After careful consideration and dialogue with our shareholders, the Board has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for the Company at this time and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. Shareholders currently provide annual say-on-pay advisory votes. Further, an annual say-on-pay vote is consistent with certain other existing practices where we evaluate or respond to internal dynamics, the competitive market, governance requirements and best practices, and investor preferences, such as:

•	Our practice of electing all directors annually;

•	Our practice of annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors;

•

Our disclosure of executive compensation matters annually as required in our Proxy Statement, even though executive compensation programs are designed to promote a long-term connection between pay and performance; and

•	Certain other executive compensation policies and practices.

✓	Your Board recommends that you vote for advisory votes on executive compensation to be held every ONE YEAR.

2023 Proxy Statement    29

Proposal 4

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm for the fiscal year ending May 26, 2024. KPMG has served as our independent registered public accounting firm continuously since 1996.

The Audit Committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the Audit Committee considers a number of factors, including:

•	Recent and historical KPMG audit performance;

•	The relevant experience, expertise and capabilities of KPMG and our specific audit engagement team in relation to the nature and complexity of our business;

•	A review of KPMG’s independence and internal quality controls;

•

Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (PCAOB);

•	The appropriateness of KPMG’s fees for audit and non-audit services; and

•	The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

In order to assure continuing auditor independence, in conjunction with the assessment above and the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are involved when the selection of a new lead engagement partner is required. In addition, the Audit Committee is responsible for the audit fee negotiations with KPMG.

Based on its annual review, the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Shareholder approval of this appointment is not required, but the Board is submitting the selection of KPMG for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be in attendance online at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions by shareholders.

✓	Your Board recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 26, 2024.

30    Darden Restaurants, Inc.

Proposal 5

Shareholder Proposal Requesting

the Company Issue Greenhouse Gas Emission Reduction Targets

The Sisters of the Order of St. Dominic-Grand Rapids (the “Dominican Sisters”), 111 Lakeside Dr., Grand Rapids, MI 49503, have notified us that the Dominican Sisters intend to present the following proposal for consideration at the Annual Meeting. As of April 5, 2023, The Dominican Sisters beneficially owned for at least three years at least $2,000 in value of our common stock. The Dominican Sisters are also serving as the representative of four other shareholders who co-filed the same proposal. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the Dominican Sisters. We are not responsible for the content of the proposal and the supporting statement or any inaccuracies they may contain.

Whereas: As the world’s largest full service restaurant company with more than 1,800 restaurants, Darden Restaurants sources significant volumes of commodities that have high carbon footprints, including palm oil, soy, beef, and pulp/paper, which are also leading drivers of global deforestation. Darden acknowledges in its 10-K that climate change may adversely affect commodity costs and operating results.1

According to the Intergovernmental Panel on Climate Change, agriculture, forestry, and other land use change is responsible for 23 percent of total net anthropogenic greenhouse gas (GHG) emissions, nearly half of which are attributable to deforestation.

In its 2021 10-K, Darden discloses Scope 1 and Scope 2 GHG emissions for its company owned restaurants yet has not disclosed its full emission or forest footprint, lacks comprehensive policies for forest-risk commodities, and has not adopted any GHG emissions reduction targets. Further, Darden acknowledges that Scope 3 emissions account for approximately 80% of all value chain emissions,2 however it has not disclosed any steps to reduce these emissions.

By contrast, industry peers including Chipotle, Restaurant Brands International, and Yum! Brands have made commitments to reduce emissions throughout their full value chains, including from agricultural and land use sources. Many other leading food companies, including General Mills, Hershey, and Mondelez have already made progress in reducing emissions and joined the 2,468 companies that have set validated targets through the Science Based Target lnitiative. 3

As emissions disclosure, robust GHG reduction targets, no-deforestation policies and action plans become the industry standard, Darden’s lack thereof increasingly lags peer companies that are positioning themselves to address these climate and deforestation risks.

Furthermore, at COP26, financial institutions with nearly US $9 trillion in AUM committed to eliminate agricultural-commodity-driven deforestation from their portfolios by 2025. An increasing number of asset managers are incorporating deforestation risk into their investment decision making.

Failure to adopt policies and implement tactics that mitigate climate and deforestation risk may subject Darden to significant systemic and company-specific risks, including restricted market share, supply chain disruption, and reputational risk.

2023 Proxy Statement    31

Resolved: Shareholders request that Darden, within a year, issue near- and long-term science-based GHG reduction targets aligned with the Paris Agreement’s ambition of maintaining global temperature rise to 1.5 degrees Celsius and summarize plans to achieve them. The targets should cover the company’s full range of operational and supply chain emissions (including Scopes 1, 2 and 3).

Supporting Statement: In assessing targets, proponents recommend:

•	Considering approaches used by advisory groups such as the Science Based Targets initiative;
•	Developing a transition plan that shows how the company plans to meet its goals;
•	Considering emissions reduction targets inclusive of all GHG Protocol-defined sources of Scope 3 emissions-including from agriculture, land use change, and deforestation;
•	Considering a no-deforestation policy for all forest-risk commodities in the company’s supply chain.

[1]	https://s27.q4cdn.com/308865545/files/doc_financials/2022/q4/10K. pdf
[2]	https://www.darden.com/our-impact/communities/sustainability/climate-risks
[3]	https://sciencebasedtargets.org/companies -taking-action

BOARD OF DIRECTORS’ RESPONSE

The Board recommends a vote AGAINST this proposal.

The Board of Directors has carefully considered this proposal and has determined that it is not in the best interests of our shareholders and not necessary because Darden is already implementing strategies to (1) evaluate climate risk to our operations with regular and appropriate Board oversight, (2) evaluate and manage the impact of our operations on the environment, including assessing emissions sources and other environmental impacts such as deforestation, from our operations and from our supply chain and (3) to disclose the material data and risk factors about such matters to our shareholders and other stakeholders.

Darden has a robust Enterprise Risk Management (ERM) process for strategically identifying, prioritizing and managing risks to our business, including climate risks, which includes regular and appropriate Board oversight.

The Company’s management maintains a robust enterprise risk management process, guided by oversight of the overall ERM process from the Audit Committee and risk management philosophy direction from the entire Board. The process also includes regular reports by management to the full Board on top risks identified by the process and periodic reports on other risks to relevant Committees of the Board. In the Company’s Corporate Governance Guidelines, oversight of risks relating to environmental and social responsibility are allocated to the Nominating and Governance Committee and the metrics reported by management and monitored by the Board are the source and structure for the metrics and data that management discloses externally.

Darden has performed deforestation risk assessments in commodities linked to deforestation and land conversion, which in our assessment, include beef, palm oil, soy, coffee, cocoa, and wood fiber products.

Darden has performed periodic deforestation screening of our supply chain since 2020 and engaged directly with suppliers on traceability and certification for commodities with deforestation risk. As of the end of fiscal 2023, we have assessed that approximately 80% of Darden’s spending on commodities linked to deforestation and land use change, including beef, palm oil, soy, coffee, cocoa and wood fiber, has low to no risk of contributing to deforestation or land use conversion using the definitions, assessment methodologies and reporting guidance from World Wide Fund for Nature (WWF) and the Accountability Framework Initiative (AFi).

32    Darden Restaurants, Inc.

Darden began disclosing this metric on deforestation risk and our ongoing action plan to address deforestation risk in August 2023 on our corporate website and we plan to annually review this disclosure and update when appropriate.

Darden engages collaboratively with key suppliers and industry groups in the land-based protein commodity sector to advance environmental stewardship.

Following a thorough screening process, Darden has estimated the environmental impact of our upstream and downstream value chain — inclusive of water usage and greenhouse gas emissions — and we began to disclose these metrics measuring the upstream and downstream emissions on our corporate website in August 2023. Of these sources, we estimate the largest greenhouse gas contributions come from Category 1: Purchased Goods and Services (76%), Category 4: Upstream transportation and logistics (7%), Category 3: Fuel and energy related activities (5%), Category 7: Employee Commuting (4%) and Category 5: Waste generated in operations (3%).

Darden engages with direct suppliers and relevant organizations in commodity sectors with the highest emissions contributions.

Additionally, Darden engages with thought leaders and academics in our Animal Welfare and Sustainability Council on the interconnected focus areas of animal welfare, climate, water, land use conversion and waste. Collaborative engagement with our supplier industries on these efforts is the most effective means for Darden to support improved environmental performance. Darden is engaging on strategies to support further development of measurement systems from the agricultural sector, operational excellence within our transportation and logistics networks, and improved waste management practices.

Based on these activities, we believe that suppliers from the land-based proteins sector are working responsibly toward initial baseline measurements and on collaborating to develop solutions to reduce the environmental impact of their operations. Due to the early state of development of the measurement systems and reduction strategies in the land-based protein sector, we believe that setting quantitative targets to reduce emissions from this area of our supply chain is premature.

Darden has also held on-going engagement meetings with many of the co-filers of this proposal and held several engagements with the Dominican Sisters and several of the co-filers after receiving this proposal. Darden is committed to continuing to engage with shareholders on the subject matter of this proposal and we will continue to openly share the progress and challenges of collecting and reporting this data.

Darden will continue to pursue continuous improvement in the environmental performance of our operations and in our supply chain through data- driven, scientifically proven strategies that align with core business priorities.

Darden has a history of taking steps to reduce our impact on the environment across our operations and supply chain without setting quantitative targets of the types requested in this proposal. Some examples of recent actions include:

•

Darden is exploring renewable energy procurement to reduce its greenhouse gas emissions inventory. In a pilot program, Darden executed contracts for a new renewable energy project to provide power for 79 restaurants from 15 different community solar projects in two states.

•	Darden designed and built our restaurant support center in Orlando, Florida to LEED gold certification standards and subsequently installed a solar array with over 4,500-solar panels.

2023 Proxy Statement    33

•

Darden has installed and is testing advanced equipment in its kitchens to optimize energy performance. These pilot programs include testing electric based cooking equipment to replace natural gas and other technologies.

Darden voluntarily reports key environmental impact metrics in the areas of energy usage, water usage, waste management and greenhouse gas emissions from our own operations and, where reliable data is available, from our supply chain.

Darden has publicly reported performance in key environmental focus areas including the greenhouse gas inventory for our operations (Scope 1 and 2) since 2020 in our annual reports on Form 10-K. We have reported key metrics including energy and water usage, waste reduction and diversion of food through our Harvest program on our corporate website since 2012 and we update those disclosures annually. We began disclosing estimates for emissions from our supply chain (Scope 3) on our corporate website in 2022. Darden has aligned its disclosures of environmental metrics with guidance from the Sustainability Accounting Standards Board (SASB 2018-10) for the food and beverage sector.

Committing to Requested Targets Would Not Benefit Shareholders and May Put Us at a Competitive Disadvantage

Darden is committed to maintaining a strong and resilient supply chain while ensuring food safety and quality, caring for farm animals, living our food principles and providing our guests with meals at affordable prices. Establishing near- and long-term GHG reduction targets without the fundamental data required to evaluate and understand the impacts to our business would be irresponsible.

Some commodity sectors with significant greenhouse gas emissions do not have definitively established baseline emissions data or technological pathways to reduce emissions. Therefore, the feasibility and financial impacts on Darden to achieve reductions within these sectors are unknown at this time. These sectors must establish credible, science-based baseline measurements for emissions performance before setting quantitative targets for reductions.

Darden is not willing to set goals if we don’t know how and when they can be achieved. We believe that making commitments that impact our operations without being able to measure the impact on food quality and safety, product availability, and cost would be in direct conflict with our fiduciary responsibility to our shareholders and team members, as well as the value we offer our guests.

Darden will continue to share annual updates on the progress of our sustainability journey on our website at www.darden.com.

×	The Board of Directors therefore recommends a vote AGAINST this proposal.

34    Darden Restaurants, Inc.

Proposal 6

Shareholder Proposal Requesting

the Company Issue a Report on Risks of State Policies Restricting Reproductive Health Care

RHIA Ventures as the representative of the Meyer Memorial Trust (the “Trust”), 2045 N. Vancouver Ave., Portland, OR 97227, has notified us that the Trust intends to present the following proposal for consideration at the Annual Meeting. As of May 8, 2023, the Trust beneficially owned for at least thirteen months 354 shares of our common stock with a value of $42,353.80 as of that date. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the Trust. We are not responsible for the content of the proposal and the supporting statement or any inaccuracies they may contain.

Report on Risks of State Policies Restricting Reproductive Health Care

WHEREAS:

Companies must navigate a patchwork of state laws with respect to the provision of reproductive health care. States have passed more than 1,380 restrictions on abortion access since 1973. Since June 2022, twelve states have banned most abortion services outright and more are expected to do so.

Darden Restaurants (“Darden”) has nearly 1,900 outlets nationwide, employing nearly 97,000 female employees (as of 2021) in all 50 states. Many now face challenges accessing reproductive healthcare for themselves or family members.

Employers, as well as employees, bear the cost of restricted access to reproductive health care.

Recruitment to states that have outlawed abortion may be more challenging (https://bit.ly/3Ctj3ZI). Retention may become more challenging as diminished reproductive health care weakens the talent pool. Women who cannot access abortion are three times more likely to leave the workforce than women who are able to access abortion when needed, and four times as likely to slip into poverty (https://bit.ly/37qrmMw). Research also indicates much higher maternal death rates in 2020 in states with greater restrictions on abortion access (https://bit.ly/40QLQEH).

The Institute for Women’s Policy Research estimated in 2021 that state-level abortion restrictions may have been keeping more than 500,000 women aged 15 to 44 out of the workforce annually (https://iwpr.org/costs-of-reproductive-health-restrictions).

These challenges may harm Darden’s ability to meet diversity goals, with negative consequences to performance, brand and reputation.

According to a 2022 Lean In survey, strong majorities of women under 40, regardless of political affiliation, would prefer to work for a company that supports abortion access (https://leanin.org/research/abortion-access-workplace-issue). A 2022 Harris Poll found that 69 percent of employees aged 18 to 34 want more clarity and transparency about their organization’s policies and benefits for reproductive healthcare (https://bit.ly/3OqENNL).

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Surveys have consistently shown that a majority of Americans wanted to keep the Roe v. Wade framework intact (https://bit.ly/3MskfFh). Sixty-four percent say employers should ensure that employees have access to reproductive health care; and forty-two percent would be more likely to buy from a brand that publicly supports reproductive health care (bit.ly/3nmzd2U).

RESOLVED:

Shareholders request that the Board of Directors issue a public report by March 2024, omitting confidential information and at reasonable expense, detailing any known and potential risks or costs to the company caused by enacted or proposed state policies severely restricting reproductive rights, and detailing any strategies beyond litigation and legal compliance that the company may deploy to minimize or mitigate these risks.

SUPPORTING STATEMENT:

Shareholders recommend that the report include evaluation of new laws and legislation severely restricting reproductive rights, and similar restrictive laws proposed or enacted in other states. In its discretion, the Board’s analysis may include any effects on employee hiring, retention, and productivity, and decisions regarding closure or expansion of operations in states proposing or enacting restrictive laws and strategies such as any public policy advocacy by the company, related political contributions policies, and human resources or educational strategies.

BOARD OF DIRECTORS’ RESPONSE

The Board recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and has determined that it is not in the best interests of our shareholders and not necessary for the protection of our employees.

Darden Provides a Competitive Employment Proposition

Darden’s people are our greatest competitive advantage, and our team members are at the heart of everything we do. We nourish and delight them by providing competitive wages and comprehensive benefits that allow our team members to be at their best. This includes programs that support our team members’ well-being, such as offering a wide variety of health benefits that fit varying needs of different families. Team members can take advantage of Paid Sick Leave so they can stay home if they do not feel well. We have also strengthened our free Employee Assistance Program to better support our team members and their families with mental health counseling, financial advice, legal consultations and professional referrals from licensed experts. We regularly review and enhance the benefits we provide to meet the workforce’s highest priority and emerging needs and to remain competitive in the market for talent. For example, in January 2023, we introduced a new benefit for restaurant team members called Fast Fluency – which offers Spanish-speaking team members the chance to learn English for free. Further, in 2022, the Darden Foundation introduced our Next Course Scholarship program for children and dependents of our team members and in its inaugural year, the program awarded scholarships worth $3,000 each to nearly 100 children or dependents of Darden team members.

We also offer other benefit programs that help our team members build wealth for their future. Team members who are 18 years of age or older can contribute to Darden’s 401(k) plan, and Darden provides a company match to eligible team members after one year of service. Our Employee Stock Purchase Plan also allows eligible team members to purchase Darden stock at a 15 percent discount based on the lowest price at the beginning or end of each quarter which in many instances results in tremendous return for our team members.

36    Darden Restaurants, Inc.

Our employment proposition also includes providing significant career advancement opportunities to our team members. With more than 1,900 locations and 8,500 leadership positions across our restaurants, we provide a pathway for thousands of individuals across the country to transform an entry-level job into a lifelong career.

We are committed to supporting our people and providing them with an industry-leading employment proposition that makes them proud to be part of our company. Because we know when our team members win, our guests win.

Darden’s Attractive Employment Proposition Results in Industry-beating Retention Rates and Robust Workforce Diversity

The attractiveness of our employment proposition is evidenced by our ability to retain our restaurant team members and restaurant management. We annually report out turnover rates as part of our human capital disclosure in Darden’s Annual Report on Form 10-K. Darden’s consolidated turnover rate for hourly team members during fiscal 2023, was 93.0%, one of the lowest rates in the restaurant industry. Each of our brands experienced a team member turnover rate during fiscal 2023 that was lower than the most recent relevant casual dining or fine dining turnover rate for their industry segment as reported in The People Report by Black Box IntelligenceTM. Darden’s consolidated restaurant management turnover rate of 18.7% was also significantly lower than the relevant industry segment benchmark.

We also have a consistent track record of success in attracting and retaining women team members. In fiscal 2023, 58% of our hourly workforce and 46% of our restaurant managers were women, and those statistics have remained stable to slightly increasing over the three fiscal year period ending in fiscal 2023.

Our Healthcare Benefits

In the United States, we offer a wide range of healthcare benefit plans and carriers, meeting varying needs of different families, to eligible employees, which generally include those working at least thirty hours weekly. In states where it is allowed by law, abortion care is covered by all of our carriers except for one carrier in one small geography. Multiple other carriers are available in that area, however. As a result, all of our team members who live in areas where abortion care is allowed by law can choose an insurance plan that includes that coverage. We regularly review the coverage options available to our team members with a focus on affordability and providing different tiers of coverage to help our team members stay healthy and care for their families. All of our team members also have access to paid sick leave that can be used for any medical treatment.

We are very active in evaluating the engagement and satisfaction of our team members and we take their feedback seriously. We evaluate issues that our employees raise (anonymously or directly) concerning our benefits programs, and concerns about the scope of our insurance coverage for abortion and contraception have not been expressed to management to any meaningful extent in any state before or after the Dobbs decision.

The health care coverage we offer is all acquired on insurance markets via a fully-insured funding methodology. This inhibits our flexibility in determining the specific benefits provided under each health care plan. In addition, each of the plans is subject to state-law coverage restrictions or requirements.

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The Proposal Would Impose Unnecessary Burdens Without Any Benefit

The scope of the requested report for “any known and potential risks or costs to the company caused by enacted or proposed state policies severely restricting reproductive rights, and detailing any strategies beyond litigation and legal compliance that the company may deploy to minimize or mitigate these risks” is very broad. Because we employ team members in each of the fifty states, we regularly monitor and create programs to comply with the variety of federal, state and local laws and regulations relating to employee benefits. Darden is committed to obeying all laws and regulations that take effect, and we monitor these for impacts on our employees. Through our ongoing evaluation of our compensation and benefits offerings, if we identify a new area of need among team members, we have a proven track record of responding.

In addition, we are already required pursuant to United States securities laws to identify material risks to our business in our quarterly and annual filings. We have a robust enterprise risk management system to identify and mitigate risks that management and the Board of Directors consider material to our business.

We believe that the Company’s resources are better focused on our continuous review and design of our benefit plans and programs in order to remain competitive in our industry, continue to meet the needs of our team members, and remain in compliance with all applicable regulatory requirements in the jurisdictions where we operate. We have processes in place to manage and oversee strategy and risks related to our workforce, whether related to compensation, benefits, or other working conditions. We believe these processes are reasonable and appropriate to assess the risk discussed in this proposal without the need to commission the overly broad report requested by the proposal.

×	The Board of Directors therefore recommends a vote AGAINST this proposal

38    Darden Restaurants, Inc.

Meetings of the Board of Directors and its Committees

Board of Directors

Meetings. At the 2022 Annual Meeting, the following ten directors were elected to the Company’s Board of Directors: Margaret Shân Atkins, Ricardo Cardenas, Juliana L. Chugg, James P. Fogarty, Cynthia T. Jamison, Eugene I. Lee, Jr., Nana Mensah, William S. Simon, Charles M. Sonsteby and Timothy J. Wilmott. During the fiscal year ended May 28, 2023, the Board met six times. For the period of his or her Board service in fiscal 2023, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and the standing committees on which the director served.

Communications with Board. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, the Board has adopted Shareholder Communication Procedures that are available at www.darden.com under Investors — Governance. In general, shareholders and other interested parties may send communications to the attention of the Board, any individual director or the non-employee directors as a group, through the Lead Independent Director. Communications may be sent in writing or via email to: Charles M. Sonsteby, Lead Independent Director, Darden Restaurants, Inc., c/o Matthew R. Broad, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, 1000 Darden Center Drive, Orlando, Florida 32837, email: leaddirector@darden.com.

The Corporate Secretary will act as agent for the Lead Independent Director in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Lead Independent Director without instruction from the Lead Independent Director, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Lead Independent Director. The Corporate Secretary will send a reply to the sender of each communication acknowledging receipt of the communication.

Identifying and Evaluating Director Nominees. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes in detail the process we use to fill vacancies and add new members to the Board. The Protocol is available at www.darden.com under Investors — Governance, as Appendix A to the Nominating and Governance Committee charter.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork and excellence) and have an inquisitive and objective perspective, practical wisdom, mature judgment and a wide range of experience in the business world. We also will consider the candidate’s independence under applicable NYSE listing standards and our Corporate Governance Guidelines. In identifying and evaluating nominees for the Board, the Board assesses the background of each candidate in a number of different ways including a wide variety of qualifications, attributes

2023 Proxy Statement    39

and other factors and recognizes that diverse viewpoints and experiences enhance the Board’s effectiveness.

When reviewing and making initial recommendations on new candidates, the Nominating and Governance Committee considers how each prospective member’s unique background, expertise and experience will contribute to the Board’s overall perspective and ability to govern. In identifying or selecting nominees for the Board, the Company’s Corporate Governance Guidelines and the Director Nomination Protocol provide that the Company seeks Board members who will bring to the Board a deep and wide range of experience in the business world and who have diverse problem-solving talents. We seek people who have demonstrated high achievement in business or another field, so as to enable them to provide strategic support and guidance for the Company. The Company strives to maintain a Board that reflects gender, ethnic, racial and other diversity, and also fosters diversity of thought. Recruiting, hiring and nurturing the careers of women and minorities and increasing the diversity of our suppliers are top priorities, and the Company also intends to maintain the diversity of its Board.

The Nominating and Governance Committee will identify potential candidates to recommend to the full Board and a search firm may be engaged to identify additional candidates and assist with initial screening. The Nominating and Governance Committee will ensure that the initial candidate pool for any vacancy on the Board, including any pool developed by a search firm, will include candidates with diversity of gender, race and/or ethnicity. The Nominating and Governance Committee and the Chairman of the Board will perform the initial screening and review the credentials of all candidates to identify candidates that they feel are best qualified to serve. The Chairman of the Nominating and Governance Committee, working with the Chairman of the Board, will obtain background and reference information, as appropriate, for the candidates under consideration. The Nominating and Governance Committee will review all available information concerning the candidates’ qualifications and, in conjunction with the Chairman of the Board, will identify the candidate(s) they feel are best qualified to serve on the Company’s Board. The Chairman of the Nominating and Governance Committee, the CEO, and the Chairman of the Board (or the Chairman of the Board’s delegate from the Board) will meet with the leading candidates to further assess their qualifications and fitness, and to determine their interest in joining the Board. Following the meeting, the Board member participants and the Chairman of the Board will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for election.

Director Candidates Recommended by Shareholders. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided in our Bylaws. There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

Director Attendance at Annual Meeting of Shareholders. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders. Each of the directors standing for reelection this year who was then in office attended the 2022 Annual Meeting.

Board Committees and Their Functions

General. Our Board has four standing committees that operate under charters adopted by the Board: Audit, Compensation, Finance, and Nominating and Governance. Each charter is available at www.darden.com under Investors — Governance. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary. Each member of every committee is an independent director as defined in our Corporate Governance Guidelines, the NYSE

40    Darden Restaurants, Inc.

listing standards and the Exchange Act requirements. All Board committees have the authority to retain outside advisors. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board as a whole.

Audit Committee. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of five members: Ms. Jamison as the Chair and Mses. Atkins and Chugg and Messrs. Simon and Sonsteby as members.

The Board has determined that Mses. Atkins and Jamison and Messrs. Simon and Sonsteby are each an “audit committee financial expert” as such term is defined by SEC rules, and therefore possess financial management expertise as required of at least one Audit Committee member by the NYSE listing standards. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards. The Audit Committee met eight times during fiscal 2023 and has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements and our internal controls over financial reporting;

•	The qualifications and independence of our independent registered public accounting firm and internal auditing function;

•	The provision of a channel of communication among the Board, the independent auditor, internal audit function, management and other concerned individuals;

•	The assistance to the Board in meeting its fiduciary duties to shareholders and the Company;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	The risks associated with the foregoing.

Some of the Audit Committee’s specific responsibilities include the following:

•

Review and discuss the Company’s unaudited quarterly and audited annual financial statements with management and the independent auditor prior to filing the Company’s Quarterly Reports on Form 10-Q or Annual Report on Form 10-K, respectively;

•	Review with management and the independent auditor the Company’s quarterly and year-end financial results prior to the public release of earnings;

•	Directly appoint, retain, compensate, oversee, evaluate and terminate the Company’s independent auditor;

•	Pre-approve all non-audit services to be performed by the independent auditor, in accordance with the policy regarding such pre-approval adopted by the Audit Committee;

•	At least annually consider the independence of the independent auditor;

•

Oversee the Company’s enterprise risk management process and review and evaluate the policies and practices developed and implemented by management with respect to risk assessment and risk management; and

•

Establish procedures for receipt, retention and treatment of complaints received by the Company on accounting, internal controls over financial reporting or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding accounting or auditing matters.

2023 Proxy Statement    41

Another purpose of our Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this Proxy Statement under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee consists of four members: Mr. Fogarty as the Chair and Ms. Jamison and Messrs. Mensah and Wilmott as members.

The Compensation Committee met six times during fiscal 2023. The primary responsibilities of our Compensation Committee include the following:

•

Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and make recommendations to the other independent directors who will, together with the Compensation Committee, determine and approve the CEO’s compensation based on this evaluation (the CEO may not be present during any Compensation Committee deliberations or voting with respect to his compensation);

•	Make recommendations to the other independent directors who will, together with the Compensation Committee, review and approve the compensation for employee directors other than the CEO;

•

Periodically, as and when appropriate, recommend to the other independent directors who will, together with the Compensation Committee, review and approve the following as they affect the CEO and other employee directors: (a) any employment agreements and severance arrangements; (b) any change in control agreements and change in control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits, including supplemental retirement benefits and the perquisites provided during and after employment under a “plan” as defined under Item 402(a)(6)(ii) of the SEC’s Regulation S-K;

•

Review and approve the compensation of and compensation policy for the executive officers and such other employees of the Company and its subsidiaries as directed by the Board, other than the CEO and other employee directors, including but not limited to: (a) the annual base salary level, (b) the annual cash bonus incentive opportunity level under the applicable annual incentive bonus plan, and (c) the long-term incentive opportunity level under the applicable long-term incentive plan for each executive officer (other than the CEO and other employee directors);

•

Periodically, as and when appropriate, review and approve the following as they affect the executive officers other than the CEO and other employee directors: (a) any employment agreements and severance arrangements; (b) any change in control agreements and change in control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits, including supplemental retirement benefits and the perquisites provided during and after employment under a “plan” as defined under Item 402(a)(6)(ii) of the SEC’s Regulation S-K;

•

Annually review and approve the performance measures and the performance targets for executive officers participating in the Company’s annual incentive bonus plans and long-term incentive plans and certify the performance results under such measures and targets;

•	Determine, amend and monitor compliance with the stock ownership guidelines applicable to executive officers and take actions to address any violation of the stock ownership guidelines;

•

Review and discuss with management the Compensation Discussion and Analysis required to be included in our Proxy Statement and Annual Report on Form 10-K and, based on such review and discussion, make a recommendation to the Board that the Compensation Discussion and Analysis be so included;

•	Prepare a Compensation Committee Report for inclusion in our Proxy Statement and/or annual Form 10-K;

42    Darden Restaurants, Inc.

•

Monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to the participation of directors and officers in the Company’s compensation and employee benefit plans or programs;

•

Oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and any applicable requirements under NYSE rules that shareholders approve equity compensation plans;

•

Provide recommendations to the Board of Directors on compensation-related proposals to be considered at the Company’s annual meeting, including the frequency of advisory votes on executive compensation;

•	Review and consider the results of any advisory vote on executive compensation and otherwise oversee the Company’s engagement with shareholders on the subject of executive compensation;

•

Review and make recommendations to the Board with respect to adopting, amending and overseeing the policies and practices related to the Company’s recoupment, or the forfeiture by employees, of incentive compensation;

•	Establish, terminate, amend or modify Company’s employee benefit plans or programs; and

•	Provide oversight of the risks associated with the foregoing.

The Compensation Committee may delegate its powers under the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan, as amended (the 2015 Plan), to one or more directors, including a director who is also a senior executive officer of Darden, except that the Compensation Committee may not delegate its powers under the 2015 Plan with regard to our executive officers or directors who are subject to Section 16 of the Exchange Act. Under its charter, the Compensation Committee may delegate any of its administrative responsibilities under our compensation and benefit plans, subject to the applicable rules of the SEC, NYSE and the Internal Revenue Service, to any other person or persons, to the extent permitted by law.

See “Compensation Discussion and Analysis — Process for Determining Fiscal 2023 Executive Compensation — Independent Consultant” for information with regard to the role of consultant in the Compensation Committee’s decision-making process.

Finance Committee. The Finance Committee consists of five members: Mr. Mensah as the Chair and Ms. Jamison and Messrs. Fogarty, Sonsteby and Wilmott as members.

The Finance Committee met four times during fiscal 2023. The primary responsibilities of our Finance Committee are to:

•

Review financial policies and performance objectives developed by management pertaining to cash flow, capital spending and finance requirements; cash and debt balances, other key credit metrics, and credit ratings; dividend policy; investment criteria, including capital investment hurdle rates; and financial risk management strategies, including hedging and the use of derivatives;

•

Review significant changes to our capital structure, financial arrangements, capital spending and acquisition and disposition plans and making recommendations as needed to the Board regarding the financial structure, financial condition and financial strategy of the Company including the timing and maturity of debt, terms and interest rates of individual issues; common stock sales, repurchases or splits and any changes in dividends; proposed mergers, acquisitions, divestitures, joint ventures and strategic investments; any material diversification of the Company’s business; and authorization for any material prepayment, redemption or repurchase of debt for the purpose of satisfying sinking fund obligations;

2023 Proxy Statement    43

•

Review the Company’s proposed annual consolidated budget included in its business plan, recommending such budget to the full Board for approval, and periodically reviewing the Company’s performance against such budget as reasonably required or requested by the Board;

•	Review material banking relationships and lines of credit;

•	Review the adequacy of the insurance coverage on the Company’s assets;

•	Review, to the extent material, the financial impact to the Company of existing and proposed compensation and employee benefit programs; and

•	Periodically assess the effectiveness of the Company’s investor relations program and its interaction with the research analyst community.

Nominating and Governance Committee. The Nominating and Governance Committee consists of four members: Mr. Simon as the Chair and Mses. Atkins and Chugg and Mr. Sonsteby as members.

The Nominating and Governance Committee met four times during fiscal 2023. The primary responsibilities of the Nominating and Governance Committee are to:

•

Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders, or in the case of a vacancy on the Board, recommend an individual to fill such vacancy;

•	Review and recommend to the Board the appropriate organizational and board leadership structure;

•	Review the adequacy of our corporate governance principles on a regular basis;

•	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company;

•

Review the Company’s stock ownership guidelines for non-employee directors, recommend to the Board revisions to such guidelines as it deems desirable or appropriate, and monitor compliance with such guidelines;

•	Oversee the Board’s self-evaluation process, and provide the Board advice regarding Board succession;

•

Review each director’s time commitments, considering other public company board memberships and leadership roles, and determine whether or not each director has adequate time to commit to their responsibilities as a director;

•	Recommend to the Board the membership for each Board committee and any changes to the Board’s committee structure as it deems advisable;

•	Review the Company’s compliance with SEC and NYSE rules and other applicable legal or regulatory requirements pertaining to corporate governance; and

•	Provide oversight of the risks associated with the foregoing.

Among the Nominating and Governance Committee’s other specific duties, it also is responsible for:

•

Reviewing resignations tendered by a director if, in an uncontested election, the director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors, and recommending to the Board whether to accept or reject the tendered resignation, or whether other action should be taken;

•	Reviewing and assessing the Company’s environmental and social responsibility policies, goals and programs and making recommendations to management based on such review and assessment; and

44    Darden Restaurants, Inc.

•

Making recommendations to the other independent directors who will, together with the Nominating and Governance Committee, determine and approve the compensation for the non-employee independent directors.

The Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes the process by which we intend to fill vacancies and add new members to the Board. The Protocol is described in more detail above under the subheading “Board of Directors — Identifying and Evaluating Director Nominees.” The Nominating and Governance Committee also considers questions of possible conflicts of interest involving our directors and our senior executive officers and recommends to the Board those directors determined to satisfy the requirements for “independence” as set forth in our Corporate Governance Guidelines and the NYSE listing standards.

2023 Proxy Statement    45

Director Compensation

Compensation of Non-Employee Directors

The terms of the Director Compensation Program apply to all directors who are elected to the Board and are not employees of the Company or any of its subsidiaries. Directors who also are our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Director Compensation Program are drawn from our shareholder-approved equity compensation plan in effect at the time and pursuant to which we are authorized to grant share-based awards to directors. Currently, grants of share-based awards to directors are made from the 2015 Plan. All of our non-employee directors except Mr. Lee have been determined by the Board to be independent under applicable NYSE listings standards and our Corporate Governance Guidelines. Mr. Lee is considered “not independent” due to his previous employment as an executive officer of the Company.

Our Nominating and Governance Committee periodically reviews our Director Compensation Program and recommends any changes to the Board for approval. The Nominating and Governance Committee acts with the assistance of Pearl Meyer and Partners, the Board’s independent compensation consultant. Pearl Meyer and Partners provides market data on director compensation programs at comparable companies, including companies in the peer groups described in the “Compensation Discussion and Analysis.”

Current Director Compensation Program

Our current Director Compensation Program, which has been in effect since September 2022, is set forth below.

Directors receive the following compensation amounts in accordance with each of the roles in which they serve on the Board:

All directors:	An annual cash retainer of $95,000.

An annual equity grant, which will be paid 100 percent in the form of restricted stock units (RSUs) and will have a fair market value of $160,000 at the date of grant.

Committee Chairs:	An annual cash retainer of:

Audit	$35,000

Compensation	$25,000

Nominating and Governance	$20,000

Finance	$15,000

Committee Members:	An annual cash retainer of:

Audit	$17,500

Compensation	$12,500

Nominating and Governance	$10,000

Finance	$7,500

Lead Independent Director:	An annual equity grant, which will be paid 100 percent in the form of RSUs and will have a fair market value of $60,000 at the date of grant.

Chairman of the Board:	An annual equity grant, which will be paid 100 percent in the form of RSUs and will have a fair market value of $200,000 at the date of grant.

46    Darden Restaurants, Inc.

The annual cash retainers are due and paid quarterly, in arrears, unless the director elects to defer the payment. Directors may elect to receive, in lieu of their cash compensation, immediately vested RSUs of equal value to the foregone cash fees. If the director chooses to defer payment by receiving RSUs, he or she will receive dividend equivalents on such RSUs.

For the annual equity grant delivered in RSUs, the number of RSUs received equals the award value divided by the fair market value of our common stock on the date of grant. The RSUs vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders. A director may elect to defer receipt of these RSUs until completion of Board service. Directors receive dividend equivalents on the RSUs to the extent the RSUs vest. The annual cash retainers and equity grants are pro-rated for directors who serve only a portion of the fiscal year.

Each of our directors is required to own the Company’s common shares with a value of at least five times the annual Board cash retainer, with a mandatory hold on all shares until the ownership guideline is achieved. However, the directors may sell enough shares to pay taxes in connection with their awards, even if the ownership guideline has not yet been achieved. As of May 28, 2023, all of the directors were in compliance with the stock ownership guidelines.

The Company reimburses directors for travel to Board meetings and related expenses, and for costs incurred in connection with attending continuing education programs. In addition, the Company provides a dining benefit to our directors because we believe it is important for our directors to experience dining in our restaurants in order to better perform their duties to our Company.

Fiscal 2023 Compensation of Non-Employee Directors

The table below sets forth, for each person who served as a non-employee director during fiscal 2023, the amount of fees earned or paid in cash, stock awards granted and all other compensation for his or her service in fiscal 2023. Fees earned that were paid in the form of RSUs are detailed in the notes to the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(3)	Total ($)
M. Shân Atkins	121,717	160,030	—	—	—	—	281,747
Juliana L. Chugg	121,717	160,030	—	—	—	—	281,747
James P. Fogarty	125,934	160,030	—	—	—	4,799	290,763
Cynthia T. Jamison	147,651	160,030	—	—	—	—	307,681
Eugene I. Lee, Jr. (4)	65,247	359,970	—	—	—	—	425,217
Nana Mensah	121,717	160,030	—	—	—	4,799	286,546
William S. Simon	131,717	160,030	—	—	—	4,799	296,546
Charles M. Sonsteby	132,349	220,025	—	—	—	—	352,734
Timothy J. Wilmott	115,000	160,030	—	—	—	—	275,030

(1)	Includes all fees earned, including annual Board retainer, committee chair retainers and committee member retainers.

The annual retainers were payable pro rata at the end of each fiscal quarter and the amounts shown may have been delivered as cash or RSUs. The RSUs granted in lieu of cash fees are immediately vested, however the settlement of the RSUs may be deferred. Amounts received as RSUs in lieu of cash fees were as follows: Ms. Chugg, 845 units with a market value of $121,391; Mr. Sonsteby, 183 units with a market value of $26,213; Mr. Wilmott, 799 units with a market value of $114,707. The number of units delivered is based on the amount of compensation earned divided by the closing price for our common stock on the NYSE on the grant date.

2023 Proxy Statement    47

(2)

Amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718) for fiscal 2023. The stock award is delivered in RSUs which vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders. Mr. Lee, as Chairman of the Board, received an annual RSU award of 2,742 units on September 21, 2022 with a fair market value of $359,970 based on the closing price of our common stock ($131.28) on the NYSE on September 21, 2022. Mr. Sonsteby, as Lead Independent Director, received an annual RSU award of 1,676 units on September 21, 2022 with a fair market value of $220,025 based on the closing price of our common stock ($131.28) on the NYSE on September 21, 2022. All other directors received an annual RSU award of 1,219 units on September 21, 2022 with a fair market value of $160,030 based on the closing price of our common stock ($131.28) on the NYSE on September 21, 2022. Except for Messrs. Fogarty, Mensah and Simon, all directors chose to defer the settlement date for issuance of stock under these RSUs.

The aggregate number of shares subject to outstanding stock-based awards as of May 28, 2023 for each director is provided in the table below:

	Outstanding Awards

Name	Stock Options	Restricted Stock Units
M. Shân Atkins	—	12,126
James P. Fogarty	3,123	9,189
Juliana L. Chugg	—	2,850
Cynthia T. Jamison	—	14,048
Eugene I. Lee, Jr. (4)	—	2,742
Nana Mensah	—	6,997
William S. Simon	—	1,219
Charles M. Sonsteby	—	17,266
Timothy J. Wilmott	—	10,257

(3)

The amounts in the column reflect the dividend equivalents earned for Restricted Stock Units that vested in fiscal 2023. Messrs. Fogarty, Mensah, and Simon each earned $4,799 of dividend equivalents. The Company provides a dining benefit to our directors to experience dining in our restaurants. This benefit does not appear in the Director Compensation Table because the value did not meet the minimum disclosure requirements established by the SEC.

(4)

Reflects awards granted pursuant to Mr. Lee’s compensation as a non-employee director following his retirement from employment at the Company in September 2022. Awards granted pursuant to Mr. Lee’s compensation for his service as an employee of the Company in prior years are reflected in the Company’s proxy statements for the years in which the relevant awards were granted or earned.

48    Darden Restaurants, Inc.

Stock Ownership of Management

This table shows the beneficial ownership of our common shares as of May 28, 2023 by our directors, director nominees, executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of May 28, 2023. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares(1)		Common Shares Beneficially Owned as Percent of Common Shares Outstanding(2)
M. Shân Atkins	13,621		*
Todd A. Burrowes	86,227		*
Ricardo Cardenas	155,408		*
Juliana L. Chugg	3,556		*
James P. Fogarty	29,786		*
Cynthia T. Jamison	19,790		*
Daniel J. Kiernan	73,202	(3)	*
Eugene I. Lee, Jr.	269,474		*
M. John Martin	54,576		*
Nana Mensah	5,788		*
William S. Simon	6,281		*
Charles M. Sonsteby	40,955		*
Rajesh Vennam	16,243		*
Timothy J. Wilmott	36,132		*
All directors and executive officers as a group (20 persons)	1,022,930		*

*	Less than one percent.

(1)

Includes common shares subject to stock options exercisable within 60 days of May 28, 2023, as follows: Mr. Burrowes, 42,321; Mr. Cardenas, 105,234; Mr. Fogarty, 3,123; Mr. Kiernan, 55,807; Mr. Lee, 63,636; Mr. Martin, 37,258; Mr. Vennam, 11,653; and all directors and executive officers as a group, 469,660 shares.

Includes RSUs awarded to directors and RSUs and PSUs awarded to executives that will settle in stock and that are vested or will vest within 60 days of May 28, 2023, as follows: Ms. Atkins, 10,907; Mr. Burrowes, 1,196; Mr. Cardenas, 1,794; Ms. Chugg, 1,631; Mr. Fogarty, 7,970; Ms. Jamison, 12,829; Mr. Kiernan, 1,077; Mr. Lee, 5,982; Mr. Martin, 957; Mr. Mensah, 5,778; Mr. Sonsteby, 15,590; Mr. Vennam, 299; Mr. Wilmott, 9,038; and all directors and executive officers as a group, 79,056 shares.

(2)

For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days and RSUs and PSUs settled in stock described in footnote 1 above, by (b) the sum of (i) the number of shares outstanding on May 28, 2023, plus (ii) the number of shares underlying options exercisable within 60 days and RSUs and PSUs described in footnote 1 above held by just that individual or group.

(3)	Includes 100 shares held by Mr. Kiernan’s spouse. Mr. Kiernan disclaims beneficial ownership of his spouse’s shares.

2023 Proxy Statement    49

Employee, Officer and Director Hedging

Under the terms of the Company’s Insider Trading Policy, no officer, employee or member of the Board of Directors of the Company should engage in short-term or speculative transactions in the Company’s securities. Short sales and transactions in publicly traded puts, calls or other derivative securities based on the Company’s securities are prohibited for all employees, officers, and members of the Board of Directors. Insiders, including the Company’s Board of Directors, executive officers and certain other employees designated by the General Counsel from time to time, are also prohibited from all other hedging transactions and are prohibited from pledging Company securities or holding such securities in a margin account. The full terms of the Company’s Insider Trading Policy are available on our website at www.darden.com.

50    Darden Restaurants, Inc.

Stock Ownership of Principal Shareholders

This table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of May 28, 2023. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,260,499	(3)	11.77%
Capital International Investors 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	13,738,374	(4)	11.38%
Capital World Investors 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	13,387,784	(5)	11.06%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,443,602	(6)	6.97%

(1)

“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly, but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell or acquire them within 60 days.

(2)	The figures reported are expressed as a percentage of the total of 121,070,611 common shares outstanding on May 28, 2023.

(3)

Based on a Schedule 13G/A filed February 9, 2023, as of December 31, 2022, The Vanguard Group, Inc. beneficially owned an aggregate of 14,260,499 shares and had sole power to vote 0 shares, shared voting power to vote 171,334 shares, sole dispositive power over 13,752,275 shares and shared dispositive power over 508,224 shares

(4)

Based on a Schedule 13G/A filed February 13, 2023, as of December 31, 2022, Capital International Investors beneficially owned an aggregate of 13,738,374 shares, and had sole power to vote 13,696,735 shares and sole dispositive power over 13,738,374 shares.

(5)

Based on a Schedule 13G/A filed February 13, 2023, as of December 31, 2022, Capital World Investors beneficially owned an aggregate of 13,387,784 shares, and had sole power to vote 13,355,899 shares and sole dispositive power over 13,387,784 shares.

(6)

Based on a Schedule 13G/A filed February 1, 2023, as of December 31, 2022, BlackRock, Inc. beneficially owned an aggregate of 8,443,602 shares, and had sole power to vote 7,645,297 shares and sole dispositive power over 8,443,602 shares.

2023 Proxy Statement    51

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information on our executive compensation program and aligns with the amounts shown in the executive compensation tables that follow. This CD&A covers the compensation of our NEOs, who are the five executive officers named below, all of whom serve as executive officers of the Company as of the date of this Proxy Statement.

Name	Position with Company at Fiscal 2023 Year-End

Ricardo Cardenas	President and Chief Executive Officer

Rajesh Vennam	Senior Vice President, Chief Financial Officer

Todd A. Burrowes	President, LongHorn Steakhouse

Daniel J. Kiernan	President, Olive Garden

M. John Martin	President, Specialty Restaurant Group

Introduction

The Compensation Committee believes that our success depends in large measure on our ability to attract and retain highly qualified leaders who are motivated to serve with purpose on behalf of our Company, our team members and our stakeholders. During fiscal 2023, Darden’s management demonstrated excellence in execution as we proved the strength of our competitive advantages.

52    Darden Restaurants, Inc.

Executive Summary

During fiscal 2023, our business continued to grow and perform at a steady pace, with results well in alignment with Darden’s long-term framework. We opened new restaurants, grew sales across the brand portfolio and continued to benefit from our robust strategic planning and other strategic advantages. We outperformed the industry on same-restaurant sales growth and grew total sales to a record, $10.5B, exceeding our plan and expectations. Our strong financial performance reflected the dedication and experience of our restaurant teams and the tenacious leadership of our executive team, despite an unpredictable inflationary environment. Our fiscal 2023 pay outcomes reward that excellent performance. With a return to pre-pandemic operations, we also returned to our pre-pandemic compensation plan design.

Fiscal 2023 Compensation and Performance Highlights Included

People Highlights:

•  Demonstrated the strength of our executive bench and succession planning through execution of a smooth CEO succession plan, as our previous Chairman and CEO, Gene Lee, transitioned to the Executive Chairman role effective May 30, 2022 and our President and Chief Operating Officer, Ricardo Cardenas, assumed the President and CEO role on that date. Mr. Lee retired from employment as Executive Chairman in September 2022.

•  We regularly invest in comprehensive benefits that allow our team members to be at their best. In fiscal 2023, we enhanced our benefits offerings by adding free English language programs for our restaurant team members and the Darden Foundation implemented a new Next Course Scholarship program which awarded scholarships worth $3,000 to nearly 100 dependents of Darden team members.

Compensation Highlights for Fiscal 2023:

•  Continued the annual incentive plan design substantially similar to the pre-pandemic plan design, with a single performance period and separate metrics for Darden (30% same-restaurant sales (SRS), 70% EPS) and specific Brands (30% SRS, 70% Operating Income).

•  Continued the long-term incentive award mix (25% RSUs, 25% Options and 50% PSUs), and made no changes to award designs.

➢ Our strong performance and stable performance-based plan design resulted in the following strong compensation program results commensurate with our performance:

•  Darden payout under the annual incentive plan at 106% of target (ranging between 80-107% of target for the NEOs)

•  Payout on the PSUs granted in fiscal 2021 at 150% of target

•  RSUs and Stock Options increased in value commensurate with the increase in shareholder value

Financial highlights for fiscal 2023:

2023 Proxy Statement    53

Process for Determining Executive Compensation

The Compensation Committee is responsible for approving the Company’s executive compensation structure and resulting pay outcomes for our named executive officers. It is the intent of the Compensation Committee that pay outcomes for the named executive officers clearly demonstrate our commitment to linking pay outcomes to business results with a focus on shareholder value creation, with a focus on retaining our senior executives and engaging our leadership team during a continued challenging operating environment for our industry as a result of the rising inflation and supply chain challenges during fiscal 2023. The Compensation Committee is responsible for (a) the design of executive compensation structure and programs and (b) approving rigorous goals, evaluating results and determining payouts with respect to the Company’s annual and long-term incentives. The Compensation Committee considers multiple sources of data and information when determining the structure, programs and resulting pay outcomes, including shareholder feedback solicited by management during shareholder engagement meetings.

Executive Pay Governance

The Compensation Committee continues its commitment to sound overall governance of executive compensation by adhering to the following practices:

What we do:	What we don’t do:
• Fully independent Compensation Committee	• No guaranteed bonuses
• Independent executive compensation consultant	• No excise tax gross ups
• Majority of our target pay opportunity for our NEOs is in the form of “at risk” incentives	• No option repricing
• Annual incentives have multiple performance measures and capped payouts to mitigate risk	• No dividends paid on unvested long-term incentives
• Long-term incentives granted in multiple award types to achieve multiple objectives	• No hedging, pledging or short sales of Company securities by officers or directors (more details on these policies under Employee, Officer and Director Hedging, above)
• Clawback policy to allow us to recover incentive compensation in the event of a financial restatement due to fraud	• No excessive perks
• Robust executive officer and outside director stock ownership requirements with mandatory holding requirements until requirements are met	• No automatic single-trigger change in control payments
• Minimum three-year vesting period on annual equity awards	• No executive officer employment agreements
• Regular shareholder engagement process

Independent Consultant

Pearl Meyer and Partners (Pearl Meyer) has served as the independent consultant to the Compensation Committee since fiscal 2015. In selecting Pearl Meyer, the Compensation Committee considered the independence factors prescribed by the SEC and the NYSE and concluded that Pearl Meyer was independent and that its work did not raise any conflict of interest. In its role as independent consultant, Pearl Meyer reports to, and is directed by, the Compensation Committee. The primary services provided by the consultant are expected to include assisting with peer group review, periodic competitive market studies, periodic review and advice regarding variable pay program designs and executive compensation policies, updates on emerging practices and trends, and attendance at Compensation Committee meetings. The Compensation Committee conducts an annual performance evaluation of the independent consultant.

54    Darden Restaurants, Inc.

Compensation Peer Group

The Compensation Committee periodically reviews the pay levels and practices of peer companies in order to assess the competitive positioning of Darden’s pay levels and plan designs. After a thorough review of the peer group and the retail, restaurant and hospitality industries, in December 2022, Pearl Meyer recommended, and the Compensation Committee approved, the following changes to the executive compensation peer group for fiscal 2023 compared to the peer group for fiscal 2022:

Removed Companies:

The Gap, Inc.

Nordstrom, Inc.

Foot Locker Retail, Inc.

Bloomin’ Brands, Inc.

Brinker International, Inc.

Added Companies:

Marriot International, Inc.

Advance Auto Parts, Inc.

Burlington Stores, Inc.

Ulta Beauty, Inc.

Carnival Corporation & plc

These changes resulted in the final executive compensation peer group for fiscal 2023 as follows:

FY 2023 Peer Group

Advance Auto Parts, Inc.	Hilton Worldwide Holdings Inc.

Aramark Corporation	Marriot International, Inc.

AutoZone, Inc.	O’Reilly Automotive, Inc.

Bath & Body Works, Inc.	Restaurant Brands International, Inc.

Burlington Stores, Inc.	Ross Stores, Inc.

Carnival Corporation & plc	Royal Caribbean Cruises Ltd.

Chipotle Mexican Grille, Inc.	Tractor Supply Company

Dick’s Sporting Goods, Inc.	Ulta Beauty, Inc.

Domino’s Pizza, Inc.	Yum! Brands, Inc.

This revised peer group consists of 18 companies in the restaurant, retail and hospitality industries with financial characteristics within a tight range of the Company’s own characteristics, including more peers that are members of the S&P 500. Our peer group reflected a median market capitalization of $20.3 billion and corporate revenue of $8.9 billion, each as of November 2022.

The peer group extends beyond restaurant operators because there are a limited number of restaurant operators of comparable size to Darden and because the Company competes for talent with, and has some business model similarities to, companies in the retail and hospitality industries and other members of the S&P 500.

2023 Proxy Statement    55

Executive Compensation Philosophy and Strategy

Darden’s executive talent and Total Rewards philosophy remains unchanged and is focused on attracting, motivating and rewarding highly-qualified executives for achieving business results and demonstrating leadership behaviors that drive our results-oriented people culture. We are committed to a pay for performance philosophy that includes high standards of ethical behavior and corporate governance and we structure compensation programs with the following principles in mind:

•

Compensation Design Supports Our Business Strategy and Is Aligned with Shareholders’ Interests – We have designed our Total Rewards program, and our incentive plans in particular, to meet our primary goal of aligning with shareholders; specifically, to drive strong and sustainable sales and earnings growth balanced with prudent capital management to maximize total shareholder return (TSR).

•

Majority of Compensation Is Aligned with Performance – Total direct compensation (salary, annual incentives and long-term incentives) for our NEOs is structured so that more than two-thirds of the total value at target is attributable to Company performance.

The target pay opportunities approved by the Compensation Committee reflect this pay for performance with 87 percent of Mr. Cardenas’ and 75 percent of the other named executive officers’ target total direct compensation tied to performance:

Fiscal 2023 CEO and Other NEO Total Direct Compensation Mix at Target(1)

(1)	Percentages are calculated based on salary and incentive targets in place at fiscal 2023 year end.
(2)	Reflects the average of the NEOs as of the end of fiscal 2023, other than Mr. Cardenas.

56    Darden Restaurants, Inc.

Executive Compensation Program Elements

Our Total Rewards program for NEOs is comprised of base salary, annual incentives, long-term incentives, modest perquisites as well as health and retirement plans available to our U.S. salaried employees.

Base Salary	Paid in cash	Helps to attract and retain highly qualified executives to carry out our strategic objectives.

Annual Incentives	Paid in cash	• Drives Company performance. • Target bonus opportunity set as a percentage of base salary. • Actual payout based on financial performance against pre-established objectives.

Long-Term Incentives	Awarded 25% in Options, 25% in RSUs, 50% in PSUs	• Drives Company performance, aligns interests of executives with those of shareholders. • Retains executives through long-term vesting. • Provides potential wealth accumulation.

Base Salary

We provide competitive base salaries to our NEOs in recognition of their job responsibilities. In addition to external competitive market data (what our peer companies and general industry pay for similar positions), we consider individual work experience, leadership, knowledge, and internal parity among those performing similar jobs when setting salary levels. Annual salary increases are primarily driven by individual performance and contributions while also considering the relative position of the individual’s salary to market data and are reviewed at the June Compensation Committee meeting with any approved increases generally effective in August.

Named Executive Officer	Base Salary at fiscal 2023 year-end
Ricardo Cardenas	$1,000,000
Rajesh Vennam	$ 700,000
Todd A. Burrowes	$ 735,000
Daniel J. Kiernan	$ 735,000
M. John Martin	$ 735,000

Annual Incentive Plan

As discussed above, we provided annual cash incentive opportunities to our NEOs for fiscal year 2023 pursuant to the Darden Restaurants, Inc. Annual Incentive Plan adopted effective June 1, 2020. In June 2022, the Compensation Committee set targets and metrics for fiscal 2023. Under the annual incentive plan design, “Target Bonus Opportunity” is determined by multiplying Base Salary Earnings by the Target AIP%. The annual incentive amounts awarded for fiscal 2023 to our NEOs were based on the Target Bonus Opportunity multiplied by the Company or business unit performance rating, per the following formula approved by the Compensation Committee:

Base Salary Earnings	x	Target AIP%	x	Company Performance Rating

2023 Proxy Statement    57

Rigorous Goal Setting

The Company maintains a rigorous annual business planning and long-term strategic planning process that we consider one of our key competitive advantages. The core financial objective of these plans is to achieve long-term total shareholder returns for our shareholders of 10 to 15 percent, as reflected in our long-term value creation framework. The Company’s management creates the annual business plan in consultation with the Board and reports on progress with respect to the plan throughout the year. The annual business plan includes specific measurable goals for all key measures that the Company and the Board believes are necessary in order to achieve that long-term objective and the Compensation Committee sets performance measures under the annual incentive plan based upon the goals set out in these business plans.

One of Company’s key compensation performance metrics is same-restaurant sales growth. Same-restaurant sales growth is a year-over-year comparison of each period’s sales volumes for restaurants open at least 16 months. Same-restaurant sales growth is a key one-year indicator of performance in our industry (and does not take into account the sales from new restaurants opened or acquired during the fiscal year). The Company’s long-term value creation framework includes an annual target, over time, for Darden same-restaurant sales growth of 1 to 3 percent. Our second and more heavily weighted annual performance measures are Diluted Net Earnings Per Share (EPS) or Business Unit Operating Income. Earnings per share growth is one of the main components of total shareholder return, the ultimate objective of our long-term value creation framework.

The Company performance rating for Messrs. Cardenas and Vennam for fiscal 2023 is the Darden Company Performance Rating.

For our NEOs who lead restaurant brands or segments, Messrs. Burrowes, Kiernan and Martin, Company Performance Rating is determined as 20% multiplied by the Darden Company Performance Rating plus 80% multiplied by the applicable Business Unit Performance Rating. Mr. Burrowes is rewarded according to the LongHorn Performance Rating, Mr. Kiernan is rewarded according to the Olive Garden Performance Rating and Mr. Martin is rewarded according to the Specialty Restaurant Group Performance rating.

Darden Company Performance Rating

Performance Measure	Minimum	Target	Maximum	Weight
Darden Diluted Net EPS, fiscal 2023	$7.12	$7.86	$8.60	70%
Darden same-restaurant sales growth	0.0%	5.0%	10.0%	30%

Olive Garden Performance Rating

Performance Measure	Minimum	Target	Maximum	Weight
Olive Garden Operating Income, fiscal 2023	$658.4	$724.9	$791.5	70%
Olive Garden same-restaurant sales growth	0.0%	5.0%	10.0%	30%

LongHorn Performance Rating

Performance Measure	Minimum	Target	Maximum	Weight
LongHorn Operating Income, fiscal 2023	$264.1	$290.8	$317.5	70%
LongHorn same-restaurant sales growth	0.0%	5.0%	10.0%	30%

Specialty Restaurant Group (SRG) Performance Rating

Performance Measure	Minimum	Target	Maximum	Weight
SRG Operating Income, fiscal 2023	$178.8	$207.6	$236.4	70%
SRG same-restaurant sales growth	0.0%	4.5%	9.0%	30%

58    Darden Restaurants, Inc.

The Compensation Committee (and the independent directors, with respect to Mr. Cardenas) established threshold, target and maximum performance goals for each annual performance metric which would result in total potential payouts ranging from 0 to 200 percent of each participant’s target bonus opportunity. Consistent with the plan for fiscal 2022, the payout curves for the fiscal 2023 annual incentives were designed to include a flat area, or “strike zone,” providing for a target payout for results that “straddle” the EPS or operating income targets by a set percentage.

Performance and Pay Results

The Compensation Committee (and the Board with respect to Mr. Cardenas) evaluated the Company’s financial performance and certified the following performance results and the Company Ratings as follows:

Darden Company Performance Rating	Target	Results	Weight	Company Performance Rating (% of Target)
Darden Diluted Net EPS fiscal 2023	$7.86	$8.00	70%	100%
Darden same-restaurant sales growth	5.0%	6.8%	30%	120%
TOTAL Company performance rating				106%

Olive Garden Performance Rating	Target	Results	Weight	Olive Garden Performance Rating (% of Target)
Olive Garden Operating Income, fiscal 2023	$724.9	$736.6	70%	102%
Olive Garden same-restaurant sales growth	5.0%	6.7%	30%	118%
TOTAL Olive Garden performance rating				107%

LongHorn Performance Rating	Target	Results	Weight	LongHorn Performance Rating (% of Target)
LongHorn Operating Income, fiscal 2023	$290.8	$276.1	70%	56%
LongHorn same-restaurant sales growth	5.0%	7.4%	30%	135%
TOTAL LongHorn performance rating				80%

SRG Performance Rating	Target	Results	Weight	SRG Performance Rating (% of Target)
SRG Operating Income, fiscal 2023	$207.6	$197.1	70%	73%
SRG same-restaurant sales growth	4.5%	7.0%	30%	144%
TOTAL SRG performance rating				94%

2023 Proxy Statement    59

The final individual annual incentive awards for the NEOs employed by the Company as of the end of fiscal 2023 as determined by the Compensation Committee (and the Board with respect to Mr. Cardenas) are set forth below.

Named Executive Officer	Target % of Salary	Business Weighting	Total Payout (% of Target)	Actual Award(1)
Ricardo Cardenas	150%	Darden 100%	106%	$1,590,000
Rajesh Vennam	85%	Darden 100%	106%	$619,004
Todd A. Burrowes	85%	LongHorn 80% / Darden 20%	80% / 106%	$527,900
Daniel J. Kiernan	85%	Olive Garden 80% / Darden 20%	107% / 106%	$661,734
M. John Martin	85%	SRG 80% / Darden 20%	94% / 106%	$597,296

(1)	Actual awards are based on actual salary paid during fiscal 2023

Long-Term Incentives

The purpose of the long-term incentive program is to motivate and reward achievement of our long-term objectives of winning financially and creating long-term value for our shareholders. The long-term awards made in July 2022 for the fiscal 2023 grants were made under the 2015 Plan.

For fiscal 2023, we made no changes to our long-term incentive plan compared to fiscal 2022. Continued emphasis was placed on the pay and performance linkage by granting one half of the total long-term incentive grant value in performance stock units (PSUs) tied to relative TSR, with the reference index set as the S&P 500 Index. The maximum payout opportunity percentage was 200%, consistent with the fiscal 2022 grants. The other half of the grant value was equally split between stock options and restricted stock units.

Performance Stock Units — Relative TSR (1/2 of the grant value):

•	Share denominated units;

•	Vest 50 percent on the third anniversary of the grant date, and 50 percent on the fourth anniversary of the grant date;

•	0 – 200 percent payout opportunity based upon relative TSR as compared to the companies in the S&P 500 Index at the time of the grant; and

•	Settled in stock, with dividends paid in cash at time of settlement.

Stock Options (1/4 of the grant value):

•	Granted with an exercise price equal to the closing stock price on the grant date;

•	Vest 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date; and

•	Maximum term of 10 years.

Restricted Stock Units (1/4 of the grant value):

•	Share denominated units;

•	Vest 100 percent on the third anniversary of the grant date; and

•	Settled in stock, with dividends paid in cash at the time of settlement.

60    Darden Restaurants, Inc.

Fiscal 2023 Annual Long-Term Incentive Grants

The Compensation Committee (and the Board with respect to Mr. Cardenas) approved grants to the following NEOs, effective July 27, 2022 in accordance with the plan design, as detailed below:

Named Executive Officer	Target Grant Value	Number of Options(1)	Number of Restricted Stock Units(2)	Target Number of PSUs(2)
Ricardo Cardenas	$5,000,000	36,193	10,713	21,426
Rajesh Vennam	$1,700,000	12,306	3,642	7,285
Todd A. Burrowes	$1,400,000	10,134	3,000	5,999
Daniel J. Kiernan	$1,500,000	10,858	3,214	6,428
M. John Martin	$1,400,000	10,134	3,000	5,999

(1)

Number of options based on the Black-Scholes valuation on the first day of the fiscal year and the average closing stock price on the NYSE for the two fiscal weeks ending before the week prior to the grant date.

(2)	Number of Restricted Stock Units and PSUs based on the average closing stock price on the NYSE for the two fiscal weeks ending before the week prior to the grant date.

Performance Results and Payouts from Prior Long-Term Incentive Plan Grants

Fiscal 2023 was the final year of the three-year performance period for PSUs that were granted at the beginning of fiscal 2021 for the performance period covering fiscal 2021-2023 (the 2021 grants). For the 2021 grants, made under our 2015 Plan, the PSUs are settled in stock, and the number of shares earned are based upon the results of a three-year performance period. The earned PSUs vest in two tranches: 50 percent of the earned PSUs vested on July 29, 2023 and the remaining earned PSUs will vest on July 29, 2024. Payout of the PSUs is based on three-year relative total shareholder return (TSR) versus the S&P Consumer Discretionary Index.

The Compensation Committee certified that the Company’s three-year TSR performance ranked at the 92nd percentile of the peer group’s performance. The Compensation Committee determined that no adjustments should be made to the resulting payout. See footnote 3 to the “Outstanding Equity Awards at Fiscal Year-End” table for the number of earned PSUs for each NEO.

Measure and Targets

Darden Relative TSR Percentile Rank(1)	Earned Percentage
>75th	150%
75th	150%
50th	100%
33rd	50%
<33rd	0%

Results	Target Percentile	Percentile Result	Earned Percentage(1)
FY 2021-23	50th	92nd	150%

(1)	Straight line interpolation between 33rd and 75th percentiles, capped at 150% of target based on targets under the 2021 grants.

2023 Proxy Statement    61

President, Specialty Restaurant Group Special Award

On July 25, 2018, prior to becoming an executive officer, Mr. Martin was granted a special PSU award designed to reward management for achieving milestones with respect to opening new The Capital Burger restaurant locations. Under the terms of the award agreement, Mr. Martin is eligible to earn up to 10,423 PSUs, separated into two tranches of 50% of the total possible number, earned based on achieving Capital Burger new restaurant opening targets. These PSUs are earned and vested immediately upon achievement of the performance criteria. Effective April 28, 2023, the Compensation Committee Chair, pursuant to delegated authority from the Committee, certified that the Company had achieved the required performance criteria for the first tranche and that 5,212 of the PSUs were earned as of that date. The remaining 5,211 special PSUs are forfeited if not earned prior to July 24, 2024.

NEO Total Compensation Changes for Fiscal 2024

In accordance with our annual review process, the Compensation Committee (and the Board with respect to the President and CEO) reviews each actively employed NEO’s total direct compensation and evaluates each NEO’s individual performance, Company and business unit performance and each officer’s target compensation opportunity relative to updated market data provided by Pearl Meyer. In June 2023, the Board with respect to the President and the CEO, and the Compensation Committee with respect to the other NEOs, approved the base salary, annual incentive target bonus opportunity amount and long-term incentive program Target Grant Amount of each of our NEOs effective for fiscal 2024, which included increases to certain amounts to better align the total compensation of each of our NEOs with comparable positions within our peer group, reward individual performance, or to reflect tenure in position, retention priority for key positions and/or changes in responsibilities. Changes to Base Salary with respect to the NEOs were effective July 31, 2023.

Named Executive Officer	Base Salary for fiscal 2024	Target Annual Incentive Percentage for fiscal 2024	Target Value of Long-term Incentive for fiscal 2024
Ricardo Cardenas	$1,100,000	150%	$7,500,000
Rajesh Vennam	$750,000	90%	$1,900,000
Todd A. Burrowes	$750,000	95%	$1,500,000
Daniel J. Kiernan	$750,000	95%	$1,700,000
M. John Martin	$750,000	95%	$1,500,000

Other Programs, Policies, and Practices

Perquisites

We provide limited perquisites to our NEOs that we believe are appropriate to enable business continuity and minimize work distractions. During fiscal 2023, these benefits included an allowance toward a company car, limited reimbursement for financial planning assistance, unsubsidized group liability insurance and an executive physical program.

Other Benefits

Our NEOs receive the same employee benefits provided to other salaried U.S. employees, but are not eligible to actively participate in Darden’s qualified savings plan (the Darden Savings Plan). Instead, we award amounts under our FlexComp Plan for our NEOs in place of participation under the Darden Savings Plan. The FlexComp Plan also allows participants (approximately 1,100) to defer receipt of portions of their base salaries and annual incentive compensation. See the discussion under the heading “Non-Qualified Deferred Compensation” for further details regarding the terms of participation under the FlexComp Plan.

62    Darden Restaurants, Inc.

Stock Ownership Guidelines

In keeping with our objective of aligning our executives’ interests with our shareholders’ interests, we require our executives to hold equity in the Company equal in value to a designated multiple of their salaries. Under the Company’s stock ownership policy, the CEO must hold 100 percent and any other officer must hold 50 percent of any net after tax shares issued to them until they achieve the required stock ownership level. The required ownership values for our actively employed NEOs vary based on the executive’s level of responsibility as follows:

Named Executive Officer	Required Ownership as a Multiple of Base Salary
Ricardo Cardenas	6x
Rajesh Vennam	4x
Todd A. Burrowes	4x
Daniel J. Kiernan	4x
M. John Martin	4x

The Compensation Committee monitors compliance with the ownership guidelines. Each of the NEOs remained in compliance with the ownership guidelines as of May 28, 2023.

Policy on Granting Equity Awards

Our equity awards policy provides that incentive equity grants to employees, including stock option grants, are made once per year and are effective on the last Wednesday in fiscal July. The Company may also grant equity awards for special purposes such as retention, recognition or promotion and such special awards are made effective on any date determined by the Compensation Committee, the Board or authorized individual approving the award. The grant date for equity awards is never a date prior to approval. The exercise price of stock options may not be less than the fair market value of our common stock on the date of the grant as measured by the closing sales price of our common stock on the NYSE.

Recoupment and Forfeiture of Compensation

We have adopted a clawback policy which provides that an executive officer is required to repay performance-based awards to the Company if he or she knowingly participates in a fraud that requires the Company to restate its financial statements. Performance-based awards include annual incentive awards and PSU awards under our 2015 Plan.

Employment Agreements

We do not have employment agreements in place with any of our named executive officers.

Change in Control Agreements

All of our NEOs are parties to Change in Control Agreements that reflect current market practices and governance best practices. The Change in Control Agreements provide for severance benefits (between 1.5 and 2.0 times base salary and target bonus) in the event of a termination of employment within 24 months of a change in control of the Company. Please see the discussion under the heading “Potential Payments Upon Termination or Change in Control” for further discussion of the Change in Control Agreements.

2023 Proxy Statement    63

Tax Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules. The Compensation Committee also reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The Tax Act repealed the performance-based exemption from Section 162(m)’s deduction limit for taxable years beginning after December 31, 2017, subject to certain transition rules that “grandfathered” certain awards and arrangements that were in effect prior to November 2, 2017, and expanded the population of executives to which the deduction limit applies. The Compensation Committee generally sought to preserve tax deductions for executive compensation where available. Nonetheless, the Compensation Committee has awarded compensation that is not fully tax deductible when it believes such grants are in the best interests of the Company and our shareholders and reserves the right to do so in the future. We anticipate that a significant portion of our incentive awards for fiscal 2023 will not be deductible when paid due to the repeal of the performance-based compensation exemption. There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs initially granted before fiscal 2023 will ultimately be deductible by the Company.

Shareholder Engagement and Results of Say on Pay Advisory Vote

At the 2022 Annual Meeting of Shareholders, approximately 95.9 percent of the votes cast were in favor of the advisory vote to approve executive compensation. We believe that these vote results, together with feedback received during the Company’s ongoing shareholder engagement, reflect that shareholders are pleased with the structure of the Company’s compensation programs put into place by the Compensation Committee for fiscal 2023 as discussed above, including under “Summary of Compensation Actions for Fiscal 2023.” The changes were not the result of shareholder engagement or the 2022 vote results. The Compensation Committee and Board are committed to serving Darden’s shareholders, and plan to continue regular dialogue with shareholders as we move forward.

Compensation Committee Report

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis with Darden’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023.

Respectfully submitted,

The Compensation Committee

James P. Fogarty, Committee Chair

Cynthia T. Jamison

Nana Mensah

Timothy J. Wilmott

64    Darden Restaurants, Inc.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Fogarty as the Chair and Ms. Jamison and Messrs. Mensah and Wilmott as members. During fiscal 2023, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of the Company. In addition, none of the Company’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of another entity whose executive officer served on the Company’s Board of Directors or Compensation Committee.

Assessment of Risk of Compensation Programs

We believe that our compensation programs for executives and other employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. Specifically, we believe that the following features of our compensation programs (discussed in more detail in the Compensation Discussion and Analysis section above) help manage or mitigate risk:

•

The Company has allocated compensation among base salary and short-term and long-term compensation target opportunities for executives in such a way as to not encourage excessive risk taking. Incentive compensation is not overly weighted toward short-term incentives. In addition, both short-term and long-term incentives are subject to maximum payment amounts;

•

The mix of equity award instruments used under our long-term incentive program (a) includes full value awards; and (b) performance-based awards including stock options and PSUs (which vest based on total shareholder return relative to the S&P 500);

•

Our annual and long-term compensation plans are reviewed by the Compensation Committee and any risks embedded in those plans are discussed and evaluated for appropriateness. Our incentive opportunities are designed to drive strong, sustainable growth and shareholder return;

•	The multi-year vesting of our equity awards aligns incentive compensation with shareholders’ interests by rewarding long-term stock appreciation rather than short-term performance;

•	Our performance criteria and objectives balance performance and sustainability of performance by setting a variety of goals, including same-restaurant sales growth and earnings per share growth;

•	Our Stock Ownership Guidelines encourage a focus on long-term growth in shareholder value; and

•	Our policies regarding recoupment and forfeiture of compensation discourage excessive or inappropriate risk-taking.

2023 Proxy Statement    65

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended May 28, 2023, May 29, 2022, and May 30, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ricardo Cardenas President and Chief Executive Officer	2023	1,000,000	—	4,252,311	1,310,215	1,590,000	—	347,503	8,500,029
	2022	795,673	—	1,846,328	546,797	1,193,510	—	326,974	4,709,282
	2021	745,192	—	1,240,596	408,505	1,058,173	—	304,487	3,756,954

Rajesh Vennam Senior Vice President, Chief Financial Officer	2023	687,019	—	1,445,747	445,487	619,004	—	158,062	3,355,329
	2022	603,365	—	1,006,954	298,256	769,291	—	187,650	2,865,517
	2021	405,385	11,077	248,134	81,705	362,138		95,852	1,204,291

Todd A. Burrowes President, LongHorn Steakhouse	2023	728,943	—	1,190,652	366,859	527,900	—	211,807	3,026,160
	2022	689,615	—	1,006,954	298,256	837,055	—	270,818	3,102,699
	2021	640,000	—	826,982	272,330	772,480	—	181,977	2,693,769

Daniel J. Kiernan President, Olive Garden	2023	728,943	—	1,275,733	393,068	661,734	—	209,242	3,268,719
	2022	691,346	—	1,090,916	323,115	613,501	—	209,679	2,928,556
	2021	650,000	—	744,324	245,095	784,550	—	170,147	2,594,115

M. John Martin President, Specialty Restaurant Group	2023	728,943	—	1,190,652	366,859	597,296	—	287,327	3,171,076
	2022	691,346	—	1,006,954	298,256	1,116,524	—	278,226	3,391,306
	2021	645,673	—	1,062,680	245,095	771,647		162,238	2,887,332

(1)	Amounts reflect the actual base salary earned by the NEO in fiscal 2023, fiscal 2022 and fiscal 2021, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(2)

The Company made annual incentive payments for fiscal 2023, fiscal 2022 and 2021 based upon achieving performance measures that were established under the Company’s Annual Incentive Plan. Those annual incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column of this table. For fiscal 2021, prior to becoming an Executive Officer on January 4, 2021, Mr. Vennam received a cash award equal to the impact that temporary fiscal 2020 salary reductions had on his base salary.

(3)

Amounts in these columns represent the grant date fair value of awards computed in accordance with ASC Topic 718 for each of fiscal 2023, fiscal 2022 and fiscal 2021. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 1 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2023 Annual Report on Form 10-K. The PSU awards granted to all NEOs in fiscal 2023 vest based on relative TSR. After a three-year performance period, the PSUs granted in fiscal 2023 are eligible to vest 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date. Actual awards may range from 0 percent to 200 percent of the targeted incentive. The grant value of PSUs is shown at target payout. For fiscal 2023, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (200 percent) payout: Mr. Cardenas — $5,902,006; Mr. Vennam — $2,006,726; Mr. Kiernan — $1,770,657; Mr. Burrowes — $1,652,485; Mr. Martin — $1,652,485. For Fiscal 2022, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (200 percent) payout: Mr. Cardenas — $2,582,343; Mr. Vennam — $1,408,362; Mr. Kiernan — $1,525,898; Mr. Burrowes — $1,408,362; Mr. Martin — $1,408,362. For fiscal 2021, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (150 percent) payout: Mr. Cardenas — $1,263,918; Mr. Vennam — $252,759; Mr. Kiernan — $758,276; Mr. Burrowes — $842,529; Mr. Martin — $758,275. These PSUs are described more fully in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for the year in which those PSUs were granted.

(4)	Amounts reflect the actual cash incentive award earned by the NEO, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

66    Darden Restaurants, Inc.

(5)

Amounts deferred into the FlexComp Plan do not receive above market or preferential earnings, but rather receive notional rates of return that match the returns on the investment options available under the Darden Savings Plan as described under the subheading “Non-Qualified Deferred Compensation.”

(6)	All Other Compensation for fiscal 2023 consists of the following amounts:

	Perks and Other Personal Benefits ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Insurance Premiums ($)(c)	Dividends or Earnings on Stock or Option Awards ($)(d)	Totals ($)

Ricardo Cardenas	20,783	231,287	8,113	87,319	347,502

Rajesh Vennam	22,116	116,628	5,316	14,002	158,062

Todd A. Burrowes	22,731	112,236	14,190	62,650	211,807

Daniel J. Kiernan	21,127	124,187	14,190	49,738	209,242

M. John Martin	19,975	118,433	14,190	134,730	287,328

(a)

Includes the aggregate incremental costs to the Company for personal use of a Company car or a limited car allowance, an executive physical program, a reimbursement for financial counseling services, a discount on the purchase of Company gift cards, and a discount on the price to purchase a company car. None of these perquisites had a value exceeding the greater of $25,000 or 10 percent of total perquisites for an NEO.

(b)

Amounts in this column represent Company contributions made in August 2023 for fiscal 2023 Company performance under the FlexComp Plan, our non-qualified deferred compensation plan. Company contributions are made under the provisions of the FlexComp Plan and are deferred in accordance with executives’ elections pursuant to the terms of the FlexComp Plan. Salary or bonus deferred by an NEO into the FlexComp Plan is reported in the “Salary” column or the “Non-Equity Incentive Plan Compensation” column.

(c)	Represents the cost to the Company for providing life insurance and long-term disability insurance.

(d)

Our NEOs do not receive dividends or dividend equivalents on unvested restricted stock, unvested restricted stock units or unvested PSUs, but rather accrue them for payment when the restricted stock, restricted stock units or PSUs are earned and vested and only on the number of shares of stock or units that actually vest. This amount reflects the value of the dividends paid in stock with respect to the PSUs that vested on July 25, 2022 with respect to all of the NEOs.

2023 Proxy Statement    67

Grants of Plan-Based Awards for Fiscal 2023

The following table sets forth certain information with respect to equity and non-equity plan-based awards granted during fiscal 2023 under the 2015 Plan and the Annual Incentive Plan to each of the NEOs

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ricardo Cardenas	—		—	1,500,000	3,000,000
	7/27/2022	6/22/2022								36,193	121.47	1,310,215

	7/27/2022	6/22/2022							10,713			1,301,308

	7/27/2022	6/22/2022				—	21,426	42,852				2,951,003

Rajesh Vennam	—		—	583,966	1,167,932
	7/27/2022	6/21/2022								12,306	121.47	445,487

	7/27/2022	6/21/2022							3,642			442,394

	7/27/2022	6/21/2022				—	7,285	14,570				1,003,363

Todd A. Burrowes	—		—	619,601	1,239,202
	7/27/2022	6/21/2022								10,134	121.47	366,859

	7/27/2022	6/21/2022							3,000			364,410

	7/27/2022	6/21/2022				—	5,999	11,998				826,242

Daniel J. Kiernan	—		—	619,601	1,239,202
	7/27/2022	6/21/2022								10,858	121.47	393,068

	7/27/2022	6/21/2022							3,214			390,405

	7/27/2022	6/21/2022				—	6,428	12,856				885,328

M. John Martin	—		—	619,601	1,239,202
	7/27/2022	6/21/2022								10,134	121.47	366,859

	7/27/2022	6/21/2022							3,000			364,410

	7/27/2022	6/21/2022				—	5,999	11,998				826,242

(1)

The column sets forth the date on which the Compensation Committee took action to grant the reported awards. The grants made to Mr. Cardenas were recommended by the Compensation Committee and approved by the independent members of the Board and the grants made to the other NEOs were approved by the Compensation Committee.

(2)

The amounts in these columns represent the potential annual cash incentive that may be earned under the Annual Incentive Plan by each NEO. The annual ranges are calculated with the actual salary earned during the fiscal year. Where the NEO’s target bonus opportunity increases during the fiscal year (for example, in the event of a promotion), the target bonus opportunity is based on a proration using the target bonus opportunity in effect for each portion of the fiscal year, and such proration is used in the actual bonus award calculation. Actual payouts to the NEOs based on fiscal 2023 performance are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)

The NEOs received grants of PSUs under the 2015 Plan. The PSU awards granted to the NEOs are earned based on Relative TSR. After a three-year performance period, the PSUs granted in fiscal 2023 are eligible to vest 50 percent on the third anniversary of the grant date, and 50 percent on the fourth anniversary of the grant date. Actual awards may range from 0 percent to 200 percent of the targeted incentive. These PSUs are described more fully under the heading “Compensation Discussion and Analysis — Fiscal 2023 Executive Compensation Program Elements — Long-Term Incentives.”

(4)	The NEOs received grants of restricted stock units under the 2015 Plan. These restricted stock units vest 100 percent on the third anniversary of the grant date.

(5)	The NEOs received grants of non-qualified stock options under the 2015 Plan. These non-qualified stock options vest 50 percent on each of the third and fourth anniversaries of the grant date.

(6)

All stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value under the 2015 Plan has been determined by the Compensation Committee to be the closing price of the common stock on the NYSE as reported in the consolidated transaction reporting system on the grant date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(7)	Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements included in the Company’s 2023 Annual Report on Form 10-K.

68    Darden Restaurants, Inc.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of May 28, 2023 for each of the NEOs.

	Option Awards(1)					Stock Awards

						Restricted Stock		PSU Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Ricardo Cardenas	7/27/2016	46,444	—	59.68	7/27/2026

	7/26/2017	19,181	—	85.83	7/26/2027

	7/25/2018	20,518	—	107.05	7/25/2028

	7/24/2019	9,545	9,546	124.24	7/24/2029

	7/29/2020	—	20,354	78.84	7/29/2030

	7/28/2021	—	13,330	148.20	7/28/2031

	7/27/2022	—	36,193	121.47	7/27/2032	19,507	3,146,089	40,808	6,581,514

Rajesh Vennam	7/27/2016	2,245	—	59.68	7/27/2026

	7/26/2017	3,069	—	85.83	7/26/2027

	7/25/2018	3,157	—	107.05	7/25/2028

	7/24/2019	1,591	1,591	124.24	7/24/2029

	7/29/2020	—	4,071	78.84	7/29/2030

	7/28/2021	—	7,271	148.20	7/28/2031

	7/27/2022	—	12,306	121.47	7/27/2032	6,695	1,079,770	13,689	2,207,762

Todd A. Burrowes	7/26/2017	13,811	—	85.83	7/26/2027

	7/25/2018	15,783	—	107.05	7/25/2028

	7/24/2019	6,363	6,364	124.24	7/24/2029

	7/29/2020	—	13,569	78.84	7/29/2030

	7/28/2021	—	7,271	148.20	7/28/2031

	7/27/2022	—	10,134	121.47	7/27/2032	8,408	1,356,042	18,011	2,904,814

Daniel J. Kiernan	7/23/2014	12,639	—	39.53	7/23/2024

	7/29/2015	4,457	—	65.02	7/29/2025

	7/27/2016	10,837	—	59.68	7/27/2026

	7/26/2017	5,371	—	85.83	7/26/2027

	7/25/2018	11,048	—	107.05	7/25/2028

	7/24/2019	5,727	5,728	124.24	7/24/2029

	7/29/2020	—	12,212	78.84	7/29/2030

	7/28/2021	—	7,877	148.20	7/28/2031

	7/27/2022	—	10,858	121.47	7/27/2032	8,456	1,363,784	17,989	2,901,266

M. John Martin	7/27/2016	9,933	—	59.68	7/27/2026

	7/26/2017	7,673	—	85.83	7/26/2027

	7/25/2018	9,470	—	107.05	7/25/2028

	7/24/2019	5,091	5,091	124.24	7/24/2029

	7/29/2020	—	12,212	78.84	7/29/2030

	7/28/2021	—	7,271	148.20	7/28/2031

	7/27/2022	—	10,134	121.47	7/27/2032	9,446	1,523,451	22,310	3,598,157

2023 Proxy Statement    69

(1)

All option awards are non-qualified stock options that expire ten years from the date of grant. The vesting schedule for the non-qualified stock options granted to NEOs is 50 percent on the third and fourth anniversaries of the grant date.

(2)

The units reflected in this column represent awards of RSUs granted to the NEOs which fully vest on the third anniversary of the grant dates of each such award. With respect to Mr. Martin, this column includes additional awards of RSUs granted during fiscal 2021 which vest 33 percent on the first and second anniversaries of the grant date and the remaining on the third anniversary of the grant date. Mr. Martin’s remaining 1,374 RSUs from this grant will vest on July 29, 2023. The market value of outstanding stock awards is based on a per share (or unit) value of $161.28, the closing market price of our common shares on the NYSE on May 26, 2023, the last trading day before the end of our fiscal year on May 28, 2023.

(3)

All units reflected in this column represent PSU awards granted during fiscal 2020, 2021, 2022 and 2023. With respect to Mr. Martin, this column also includes 5,211 special PSUs granted on July 25, 2018 with respect to Capital Burger restaurant openings. The terms of this award are described in the Compensation Discussion and Analysis above. The terms of the remaining PSU awards are more fully described in the Compensation Discussion and Analysis and the Grants of Plan-Based Awards tables of the Proxy Statement for the fiscal year in which they are granted. The Compensation Committee certified the performance results with respect to the annual PSU awards granted in fiscal 2021 on June 20, 2023. Under this certification the PSUs earned with respect to the fiscal 2021 annual awards to each of the named executive officers were as follows:

Name	Type of PSU Award	Number of PSUs on Grant Date	Earned Percentage	Number of Earned PSUs

Ricardo Cardenas	FY21-23 TSR	10,096	150%	15,144

Rajesh Vennam	FY21-23 TSR	2,019	150%	3,029

Todd A. Burrowes	FY21-23 TSR	6,730	150%	10,096

Daniel J. Kiernan	FY21-23 TSR	6,057	150%	9,086

M. John Martin	FY21-23 TSR	6,057	150%	9,086

Option Exercises and Stock Vested for Fiscal 2023

The following table summarizes the number of option awards exercised and restricted stock units and performance stock units that vested during fiscal 2023 for each of the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Ricardo Cardenas	12,735	1,139,146	8,897	1,069,520

Rajesh Vennam	—	—	1,432	172,242

Todd A. Burrowes	—	—	6,337	761,220

Daniel J. Kiernan	10,290	1,035,965	5,095	612,859

M. John Martin	—	—	11,006	1,497,216

(1)

The value realized equals the difference between the exercise price and the closing market price of our common stock on the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)

The Number of Shares Acquired for each executive represents the number of PSUs (TSR), PSUs (Capital Burger) and RSUs that vested for each executive on July 24, 2022 and July 25, 2022, and for Mr. Martin on July 29, 2022 and April 28, 2023. The terms of these awards are described in the Compensation Discussion and Analysis and the Grants of Plan-Based Awards tables of the Proxy Statement for the fiscal year in which they were granted.

(3)	The value realized equals the closing market price of our common stock on the NYSE on the vesting date multiplied by the number of shares acquired on vesting.

70    Darden Restaurants, Inc.

Non-Qualified Deferred Compensation

We maintain the FlexComp Plan, a non-qualified deferred compensation plan, for our executive officers, other members of management and certain highly compensated employees who are not eligible to participate in the Darden Savings Plan.

The FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the FlexComp Plan or on such other dates specified in the FlexComp Plan. Deferred amounts are credited with notional rates of return based on the performance of several investment alternatives (which mirror the returns on the investment alternatives available under the Darden Savings Plan, the Company’s qualified 401(k) savings plan), as selected by the participant.

We also make certain contributions to executive officers’ accounts under the FlexComp Plan that are designed to provide benefits in lieu of qualified retirement plans. Company contributions are made annually. For all NEOs, the annual contribution is 4 percent of the executive’s eligible annual earnings. In addition, a second Company contribution ranges from 1.5 percent to 7.2 percent of the executive’s eligible annual earnings based on Company performance. The contributions are automatically deferred in accordance with the participants’ elections and the terms of the FlexComp Plan.

Both participant deferrals and Company contributions under the FlexComp Plan are credited with notional rates of return based on several investment alternatives, which mirror the returns on the investment alternatives under the Darden Savings Plan. Except for the Darden Company Stock Fund, investment selections may be changed daily. The FlexComp Plan does not have a guaranteed rate of return or guaranteed retirement benefit. The table below shows the funds available under the Darden Savings Plan and their notional rates of return for the twelve months ended May 31, 2023, the reportable fund performance period that most closely matched our fiscal year, as reported by the recordkeeper of the Darden Savings Plan.

Deferred amounts under the FlexComp Plan are generally paid following separation from employment unless the participant elected an earlier in-service distribution date at the time of the deferral. Participants may elect to be paid in the form of a single sum cash payment, or 5-year or 10-year annual installment payments. The form of payment depends upon the participant’s deferral election and the participant’s retirement eligibility at separation from employment or the balance in their account by deferral election.

Name of Fund	Rate of Return

Columbia Trust Stable Government 1-0	1.42%

BlackRock Advantage Small Cap Core K Fund	(5.70)%

Darden Company Stock Fund	30.09%

John Hancock Bond R6 Fund	2.32%

TS&W International Large Cap Equity CL	0.86%

Vanguard Extended Market Index Inst	(3.47)%

Vanguard Institutional Index Instl Plus	2.90%

Vanguard Target Retirement Trst II 2015 Fd	(0.54)%

Vanguard Target Retirement Trst II 2025 Fd	(0.31)%

Vanguard Target Retirement Trst II 2030 Fd	(0.12)%

Vanguard Target Retirement Trst II 2035 Fd	0.09%

Name of Fund	Rate of Return

Vanguard Target Retirement Trst II 2040 Fd	0.26%

Vanguard Target Retirement Trst II 2045 Fd	0.49%

Vanguard Target Retirement Trst II 2050 Fd	0.59%

Vanguard Target Retirement Trst II 2055 Fd	0.63%

Vanguard Target Retirement Trst II 2060 Fd	0.64%

Vanguard Target Retirement Trst II 2065 Fd	0.65%

Vanguard Target Retirement Trst II 2070 Fd	0.74%

Vanguard Target Retirement Income Trst II Fd	(0.77)%

Vanguard Total Bond Market Index I	(2.00)%

Vanguard Total Intl Stock Index Inst	(1.34)%

2023 Proxy Statement    71

The following table provides additional information concerning the FlexComp Plan account for each NEO, including the contributions by Darden to the FlexComp Plan during fiscal 2023 and the aggregate FlexComp balance as of May 28, 2023.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of FY 2023 ($)

Ricardo Cardenas	—	209,783	(7,656)	—	1,845,632

Rajesh Vennam	—	144,763	1,789	—	399,484

Todd A. Burrowes	5,936	161,006	19,953	—	1,028,970

Daniel J. Kiernan	—	137,612	(1,321)	—	3,131,431

M. John Martin	—	190,662	(66,101)	22,094	3,152,845

(1)

Reflects the deferred Salary or Bonus amounts for each of the NEOs during fiscal 2023 which are reported as compensation to such NEO in the Summary Compensation Table and which are deferred in accordance with participants’ elections pursuant to the terms of the FlexComp Plan.

(2)

Reflects the Company’s annual contribution to the FlexComp Plan made in July 2022 during fiscal 2023 for the account of the NEOs. The Company contributions made in July 2023 during fiscal 2024 are not reported in this table.

Potential Payments Upon Termination or Change in Control

The Company has entered into Change in Control Agreements (CIC Agreements) with Messrs. Burrowes, Cardenas, Kiernan, Martin and Vennam. The Company’s typical practice is not to enter into employment agreements with the NEOs. The following summarizes the potential payments to be made to NEOs upon termination of their employment or a change in control of the Company.

Payments Made Upon Any Termination of Employment. Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during the NEO’s term of employment. Such amounts include:

•	Accrued but unpaid base salary through the date of termination;

•	Unreimbursed employment-related expenses and other benefits owed to the NEO under the Company’s employee benefit plans or policies;

•	Accrued but unpaid vacation;

•	The NEO, if eligible, will receive a Company contribution in a health reimbursement account to be used to reimburse eligible medical expenses, if applicable;

•	The NEO’s FlexComp account balance; and

•	The NEO’s Darden Savings Plan account, if applicable.

These payments made upon termination do not differ from payments made upon termination to all employees. In addition, the NEO will continue to be able to exercise any vested stock options for a period of three months following termination of employment, or for a longer period if the NEO is eligible for early or normal retirement or in certain other situations described below.

Payments Made Upon Early Retirement. In the event of the early retirement of an NEO who has reached age 55 with ten or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will be entitled to receive prorated vesting of each option grant, and be allowed to exercise such option for the lesser of five years or the remainder of the original term;

72    Darden Restaurants, Inc.

•

The NEO will be entitled to receive prorated vesting of each outstanding RSU grant, based on the number of months of service completed out of the total number of months in the original RSU vesting period;

•	The NEO will continue to vest in a prorated share of grants of PSUs based on Company performance for the remainder of the applicable PSU performance period; and

•	The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served.

Payments Made Upon Normal Retirement for Awards Granted Prior to July 29, 2020. In the event of the retirement of an NEO who has reached age 65 with five or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will vest in all outstanding stock options with continued exercisability for the remainder of the original term;

•	The NEO will vest in all outstanding RSUs; and

•	The NEO will continue to vest in grants of PSUs based on Company performance for the remainder of the original PSU performance period.

Payments Made Upon Normal Retirement for Awards Granted After July 28, 2020. In the event of the retirement of an NEO who has reached age 55 and also his or her age plus years of service equals or exceeds 75, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will vest in all outstanding stock options with continued exercisability for the remainder of the original term;

•	The NEO will vest in all outstanding RSUs;

•	The NEO will continue to vest in grants of PSUs based on Company performance for the remainder of the original PSU performance period; and

•	The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served.

Payments Made Upon Disability. The Company pays for long-term disability coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. In the event of disability, the NEO will receive the items identified under the heading “Payments Made Upon Any Termination of Employment” above. In addition, the NEO is entitled to the following benefits, which are also available to employees with disability coverage:

•	The NEO will vest in all outstanding stock options and be allowed to exercise such stock options for the remainder of the original term;

•	The NEO will vest in all outstanding RSUs;

•	The NEO will vest in all outstanding PSUs on a pro rata basis based on Company performance for the remainder of the original PSU performance period;

•	The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served;

•	Up to 90 days of salary continuation;

•	Up to two-thirds of eligible pay with a maximum annual benefit of $180,000 payable to age 65 starting on the 91st day of disability; and

•	Continued eligibility for group medical, life, and dependent life coverage for 52 weeks.

2023 Proxy Statement    73

Payments Made Upon Death. The Company pays for life insurance coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. The life insurance benefit for the NEOs is equal to four times salary and bonus, with a maximum amount of coverage of $1,500,000. For accidental death, the benefit is twice the amount of the regular coverage with a maximum amount of coverage of $3,000,000. An additional $500,000 may be paid if death occurs while traveling on business. These benefits would be paid from term life insurance policies maintained by the Company. In the event of death, the beneficiary or estate of the NEO (as applicable) will receive the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” except that the NEO would be fully vested in any employer contributions under the Darden Savings Plan upon death.

Stock options, restricted stock, restricted stock units and PSUs will vest in full and stock options will be exercisable for the remainder of the original term.

Payments Made Upon Involuntary Termination Without Cause. In general, the Company may, but is not obligated to, provide separation pay and benefits to its employees in the event the employee is involuntarily terminated without cause. If provided, the separation pay and benefits available are generally contingent upon the Company receiving a general release of claims from the employee. In addition to the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” such benefits to an executive officer may include severance payments of up to 12 months’ base salary and up to 12 times the monthly value of the Company’s contribution to health insurance benefits, among other benefits as the Company may determine to be appropriate under the specific circumstances.

For awards granted prior to July 29, 2020, if the executive’s age plus his or her years of service equals or exceeds 70 and the executive is involuntarily terminated without cause, accelerated vesting will be applied to a pro rata portion of the outstanding stock options, RSUs, and PSUs. Stock options will be exercisable for the lesser of five years or the remainder of the original term.

For awards granted on or after July 29, 2020, if the executive is involuntarily terminated without cause, accelerated vesting will be applied to a pro rata portion of the outstanding stock options, RSUs, and PSUs. Stock options will be exercisable for the lesser of five years or the remainder of the original term.

Payments Made Upon a Change in Control. The Company has entered into CIC Agreements with Messrs. Burrowes, Cardenas, Kiernan, Martin and Vennam. The CIC Agreements provide for, contingent upon the NEO executing a release of claims against the Company and complying with the non-competition, non-solicitation, confidentially and other restrictive covenants, severance payments equal to one and one half times the sum of the NEO’s base salary and target annual bonus for Messrs. Burrowes, Kiernan, Martin, and Vennam and equal to two times the sum of base salary and target annual bonus in the case of Mr. Cardenas. In addition, the CIC Agreements provide for payments of an amount equal to 18 times the monthly COBRA charge in effect on the date of termination for the Company-provided group health plan coverage in effect on the date of termination for each of Messrs. Burrowes, Kiernan, Martin, and Vennam and 24 times the monthly charge for Mr. Cardenas, less the monthly active employee charge for such coverage on the date of termination, if the NEO is terminated without cause or voluntarily terminates employment with good reason within two years of a change in control. The severance (including accelerated vesting of equity) associated with a change in control as estimated in the table below may be reduced to avoid the “golden parachute” 20 percent excise tax under federal law. The NEO may receive his full severance payment only if the net amount payable to NEO, after taking into account all taxes (including the 20 percent excise tax), would be least 10 percent higher than the net after-tax amount that would otherwise be payable by limiting severance to avoid the 20 percent excise tax. The CIC Agreement provides for an initial term ending on December 31 of the year the agreement is first in effect, and extended on December 31 of

74    Darden Restaurants, Inc.

each year for a period of one year, unless prior notice is given by the Company that the agreement will not be extended.

Under the CIC Agreement, “Change in Control” means:

•

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) (a Person) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (x) the then-outstanding shares of common stock of the Company (the Outstanding Company Common Stock) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting Securities);

•

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a Business Combination), in each case unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Under the CIC Agreement, “Cause” means:

•

An act or acts of fraud or misappropriation on the NEO’s part which result in or are intended to result in the NEO’s personal enrichment at the expense of the Company and which constitute a criminal offense under State or Federal laws;

•

The NEO’s continued failure to substantially perform the NEO’s duties with the Company (other than any such failure resulting from the NEO’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO;

•	The NEO’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or

2023 Proxy Statement    75

•

The NEO’s conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of the NEO’s employment with the Company.

Under the CIC Agreement, “Good Reason” means, without the express written consent of the NEO:

•

The assignment to the NEO of any duties inconsistent in any substantial respect with the NEO’s position, authority or responsibilities as in effect during the 90-day period immediately preceding the change in control or any other substantial adverse change in such position (including titles), authority or responsibilities;

•

A material reduction in the NEO’s base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits as in effect immediately prior to the change in control; or

•	Any failure by the Company to obtain the assumption and agreement to perform by a successor.

The table below reflects the amount of compensation payable to each of the NEOs, (i) under the CIC Agreement, as applicable to each individual NEO, in the event of such NEO’s involuntary not-for-cause termination of employment or resignation with good reason following a change in control and (ii) pursuant to the Company’s general practices, in the event of termination of such NEO’s employment upon voluntary termination, involuntary not-for-cause termination, involuntary for-cause termination and termination by death of the NEO. The amounts shown assume that such termination or change in control was effective as of May 28, 2023 and are estimates of the amounts that would be paid out to the NEO upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company. Except for the fiscal 2023 Annual Incentive and FlexComp Plan awards, the tables do not reflect earned amounts identified under the heading “Payments Made Upon Any Termination of Employment.” Items such as the Darden Savings Plan or FlexComp Plan account balances are identified under the Non-Qualified Deferred Compensation Table.

Benefits and Payments Upon Termination	Voluntary Termination ($)		Involuntary Not For Cause Termination(1)($)	Involuntary For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation For Good Reason (Change in Control)(2) ($)	Death ($)		Disability ($)

Ricardo Cardenas

FY23 Annual Incentive(3)	1,590,000		1,590,000	1,590,000	1,590,000	1,590,000		1,590,000

FY23 FlexComp (Retirement Contribution)(4)	231,287		231,287	231,287	231,287	231,287		231,287

Cash Severance Benefit(5)	—		1,000,000	—	5,000,000	—		1,947,918	(6)

Accelerated Vesting of Stock-based Awards(7)	13,966,263	(8)	13,966,263	—	14,003,797	14,003,797		13,980,996

Miscellaneous Benefits(9)	127,305		143,747	127,305	161,041	1,500,000	(10)	202,741

Rajesh Vennam

FY23 Annual Incentive(3)	619,004		619,004	619,004	619,004	619,004		619,004

FY23 FlexComp (Retirement Contribution)(4)	116,628		116,628	116,628	116,628	116,628		116,628

Cash Severance Benefit(5)	—		700,000	—	1,942,500	—		3,048,589	(6)

Accelerated Vesting of Stock-based Awards(7)	—		1,938,985	—	4,432,358	4,432,358		3,136,757

Miscellaneous Benefits(9)	73,666		90,107	73,666	98,852	1,500,000	(10)	117,317

76    Darden Restaurants, Inc.

Benefits and Payments Upon Termination	Voluntary Termination ($)		Involuntary Not For Cause Termination(1)($)	Involuntary For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation For Good Reason (Change in Control)(2) ($)	Death ($)		Disability ($)

Todd A. Burrowes

FY23 Annual Incentive(3)	527,900		527,900	527,900	527,900	527,900		527,900

FY23 FlexComp (Retirement Contribution)(4)	112,236		112,236	112,236	112,236	112,236		112,236

Cash Severance Benefit(5)	—		735,000	—	2,039,625	—		897,339	(6)

Accelerated Vesting of Stock-based Awards(7)	6,452,182		6,452,182	—	6,477,206	6,477,206		6,462,003

Miscellaneous Benefits(9)	20,249		25,640	20,249	28,548	1,500,000	(10)	70,330

Daniel J. Kiernan

FY23 Annual Incentive(3)	661,734		661,734	661,734	661,734	661,734		661,734

FY223 FlexComp (Retirement Contribution)(4)	124,187		124,187	124,187	124,187	124,187		124,187

Cash Severance Benefit(5)	—		735,000	—	2,039,625	—		617,229	(6)

Accelerated Vesting of Stock-based Awards(7)	6,338,492	(8)	6,338,492	—	6,361,014	6,361,014		6,347,333

Miscellaneous Benefits(9)	102,347		111,595	102,347	116,583	1,500,000	(10)	157,703

M. John Martin

FY23 Annual Incentive(3)	597,296		597,296	597,296	597,296	597,296		597,296

FY23 FlexComp (Retirement Contribution)(4)	118,433		118,433	118,433	118,433	118,433		118,433

Cash Severance Benefit(5)	—		735,000	—	2,039,625	—		523,038	(6)

Accelerated Vesting of Stock-based Awards(7)	6,287,962	(8)	6,287,962	—	7,230,119	7,230,119		6,295,819

Miscellaneous Benefits(9)	17,860		34,301	17,860	43,162	1,500,000	(10)	74,907

(1)	Involuntary not for cause termination includes termination of the NEO’s employment by the Company for any reason other than his or her violation of Company policy.

(2)	Amounts shown are subject to reduction if payments of benefits would result in excise tax liabilities under IRC Section 4999, and would result in the NEO being better off on an after-tax basis.

(3)	Reflects the executive’s actual earned annual cash incentive, which is also included in the Summary Compensation Table.

(4)	Reflects the annual FlexComp Plan award for fiscal 2023 paid in August 2023, which is also included in the Summary Compensation Table.

(5)

For Mr. Cardenas, the Change in Control scenario reflects two times the sum of his base salary plus target bonus. For Messrs. Burrowes, Kiernan, Martin and Vennam, the Change in Control scenario reflects one and one half times the sum of the NEOs base salary plus target bonus. For all NEOs, the Involuntary Not For Cause Termination scenario reflects 52 weeks of base salary, the value they may receive under our severance guidelines.

(6)

Severance benefits under the disability termination scenario reflect the estimated value of expected benefits payable by the Company through our short-term disability policy and by our third-party long-term insurance providers. Assumes continued payment by the Company of an NEO’s base salary for 90 days. After that initial period until reaching age 65, an NEO would be entitled to receive $180,000 of annual disability benefits through the Company’s insured long-term disability program.

(7)

This value is calculated based on the closing market price of $161.28 of our common stock on the NYSE on May 26, 2023, the last trading day before the end of the fiscal year on May 28, 2023. For stock options, this value equals the difference between the closing market price of $161.28 of our common stock on the NYSE on May 26, 2023, and the exercise price, multiplied by the number of option shares subject to accelerated vesting upon termination. Performance Stock Unit payouts are estimated assuming 100 percent performance results. The amounts include accumulated cash and stock dividends on the outstanding Restricted Stock Units and Performance Stock Units, respectively.

2023 Proxy Statement    77

(8)	This amount represents the value of awards that would receive continued and/or accelerated vesting when an NEO qualifies for retirement as of May 28, 2023.

(9)

Miscellaneous benefits include the value of health and life insurance benefits, post-retiree medical benefits (if applicable), FlexComp Plan benefits, and miscellaneous perquisites such as discount on the purchase of their company car.

(10)

The maximum life insurance benefit for normal death is $1,500,000; for accidental death, the maximum is $3,000,000; and an additional $500,000 may be paid if death is attributable to death while traveling on business. These benefits would be paid from term life insurance policies.

The Company is party to trust agreements to provide for payments under our non-qualified deferred compensation plans, including the FlexComp Plan. In addition, stock options, restricted stock, restricted stock units and PSUs issued under our stock plans are subject to accelerated vesting in the event of a termination not for cause or for good reason following a change in control, as defined in those plans or related award agreements.

Equity Compensation Plan Information

The following table gives information about shares of our common stock issuable as of May 28, 2023 under the 2015 Plan, 2002 Plan, and our Employee Stock Purchase Plan.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (3)	2,245,830	$99.04	5,189,805	(4)

Equity compensation plans not approved by security holders	—	—	—

Total	2,245,830	$99.04	5,189,805

(1)	Includes stock options exercisable for common shares and deferred compensation obligations and unvested restricted stock units that may be paid out in common shares.

(2)	Relates solely to stock options exercisable for common shares.

(3)

Consists of the 2015 Plan, 2002 Plan and our Employee Stock Purchase Plan. The 2002 Plan has a “fungible share pool” approach to account for authorized shares. With respect to stock options and SARs, the number of shares available for awards is reduced by one share for each share covered by such award or to which the award relates. With respect to awards granted after September 15, 2006, other than stock options and SARs, the number of shares available for awards is reduced by two shares for each share covered by such award or to which such award relates. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2002 Plan.

(4)

Includes up to 3,680,647 shares of common stock that may be issued under awards under the 2015 Plan, and up to 1,509,159 shares of common stock that may be issued under our Employee Stock Purchase Plan. No new awards may be made under the 2002 Plan.

78    Darden Restaurants, Inc.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Mr. Cardenas, who served as our President and Chief Executive Officer for all of fiscal 2023.

For the fiscal year ending May 28, 2023, our last completed fiscal year:

•	The annual total compensation of the median compensated of all employees of the Company (other than our CEO) was $22,248.

•	The annual total compensation of Mr. Cardenas for fiscal 2023, as reported in the Summary Compensation Table of this Proxy Statement, was $8,500,029.

As a result, for fiscal 2023, the ratio of the annual total compensation of Mr. Cardenas, who served as our CEO for all of fiscal 2023, to the annual total compensation of the median compensated of all employees was 382 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

Due to the variable nature of part time restaurant team member schedules, work hours and tenures from one year to the next, we believe it is most appropriate to identify a new median employee for each fiscal year.

To identify the median compensated employee and to determine the annual total compensation of the median employee, we used the following methodology, which is substantially the same methodology we used in fiscal 2022:

•

We prepared a listing of all of the Company’s employees as of February 27, 2023, three months prior to our fiscal year end, resulting in a list of approximately 183,000 employees after certain permitted exclusions. As permitted by the de minimis exception under applicable SEC rules, we excluded all of our non-United States based employees, as they represented less than 5 percent of our total workforce. We excluded approximately 1,100 employees located in Canada. The remaining employees were all based in the United States. We also excluded new hires who had not yet received their first paycheck.

•

We organized the resulting list by a consistently applied compensation measure (the Compensation Measure). The Compensation Measure that we used was comprised of all items of compensation, both cash and non-cash paid to our employees during the fiscal year, as represented in our corporate payroll system, excluding items such as FlexComp awards, performance stock unit awards, restricted stock awards and certain other similar or related items that are not widely distributed to all employees. We annualized the compensation of employees who were hired during fiscal 2023. We then determined the median amount from this list and the related employee is our “median employee.” The median employee determined for fiscal 2023 is a part time team member at one of our restaurants.

•

After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our named executive officers as set forth in the Summary Compensation Table.

2023 Proxy Statement    79

Pay Versus Performance Disclosure
This
disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the Named Executive Officers or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with
performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page
52.
The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO
Named Executive Officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page
66
, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures for fiscal years 2021, 2022 and 2023:

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEO(4)	Average Compensation Actually Paid to Non-PEO NEO(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions)(7)	Adjusted Darden Diluted Net EPS(8)
					Total Shareholder Return ($)	Peer Group (6) Total Shareholder Return ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	8,500,029	15,246,533	3,205,321	5,905,006	226.97	122.21	981.9	8.00

2022	11,891,841	8,852,886	3,517,201	2,886,390	171.15	123.74	952.8	7.40

2021	10,128,186	34,914,894	2,627,292	5,808,702	188.58	139.04	629.3	4.31

(1)	“Year” means the fiscal year.

(2)	PEO means:

Fiscal 2023	Ricardo Cardenas

Fiscal 2022	Eugene I. Lee, Jr.

Fiscal 2021	Eugene I. Lee, Jr.

(3)	Adjustments to Calculate Compensation Actually Paid to PEO (Column (c))

Items Adjusted	2023	2022	2021

Reported Summary Compensation Table	8,500,029	11,891,841	10,128,186

Reported Value Equity Awards	(5,562,526)	(5,982,682)	(5,496,847)

Year-End Fair Value of Outstanding Equity Awards Granted in Year	9,961,422	5,163,812	13,430,669

Year Over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	2,219,441	(2,838,468)	15,438,828

Year Over Year Change in Fair Value of Equity Granted in Prior Years and Vested in Year	(181,368)	(167,098)	979,895

Value of Dividends Paid on Unvested Equity	309,535	785,481	434,163

Total Equity Award Adjustments	15,246,533	8,852,886	34,914,894

(4)	Non-PEO NEOs include:

Fiscal 2023	Todd A. Burrowes, Daniel J. Kiernan, M. John Martin, Rajesh Vennam

Fiscal 2022	Todd A. Burrowes, Ricardo Cardenas, M. John Martin, Rajesh Vennam

Fiscal 2021	Todd A. Burrowes, Ricardo Cardenas, David C. George, Daniel J. Kiernan, M. John Martin, Rajesh Vennam

80    Darden Restaurants, Inc.

(5)	Adjustments to Calculate Average Compensation Actually Paid to Other NEOs (Column (e))

Items Adjusted	2023	2022	2021

Reported Summary Compensation Table	3,205,321	3,517,201	2,627,292

Reported Value Equity Awards	(1,668,767)	(1,577,189)	(1,075,089)

Year-End Fair Value of Outstanding Equity Awards Granted in Year	2,988,436	1,361,314	2,155,749

Year Over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	1,307,395	(550,759)	1,897,626

Year Over Year Change in Fair Value of Equity Granted in Prior Years and Vested in Year	(87,150)	(29,572)	126,493

Value of Dividends Paid on Unvested Equity	159,771	165,395	76,631

Total Equity Award Adjustments	5,905,006	2,886,390	5,808,702

(6)	Represents the cumulative TSR of the S&P Consumer Discretionary Select Sector Index.

(7)	The dollar amount represents the amount of net income reported in the Company’s audited financial statements for the applicable fiscal year.

(8)
Adjusted Darden Diluted Net EPS was selected as the Company-Selected Measure. A detailed Adjusted EPS reconciliation can be found in our Compensation Discussion and Analysis of the Company’s Proxy Statement for the applicable fiscal year, each as filed with the SEC on August 9, 2021, August 8, 2022 and August 7, 2023, respectively.

The tables above in notes (3) and (5) describe the adjustments, each of which is required by SEC rules, to calculate CAP Amounts from the SCT Total of our PEO (Column (b)) and our Other NEOs (Column (d)). The SCT Total and CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v).

2023 Proxy Statement    81

Pay versus Performance Descriptive Disclosure
Compensation Actually Paid and Cumulative TSR
The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Total Shareholder Return and Total Shareholder Return of our peer group, the S&P Consumer Discretionary Select Sector Index. Neither the Company’s Total Shareholder Return nor the peer group Total Shareholder Return are performance metrics in the Company’s incentive plans. The Company’s Total Shareholder return as a percentile rank versus the Total Shareholder Return of the constituents of a different peer group is a performance measure in the Company’s Performance Stock Unit Awards. Please see
Compensation Discussion and Analysis
in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

82    Darden Restaurants, Inc.

Compensation Actually Paid and Net Income
The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Net Income. Net Income is not a performance measure in any of the Company’s incentive plans and any alignment would be indirect. Please see
Compensation Discussion and Analysis
in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

2023 Proxy Statement    83

Compensation Actually Paid and Adjusted Diluted Net EPS
The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Adjusted Diluted Net
EPS. Adjusted Diluted Net
EPS is the Company Selected Measure because it is a performance measure in the Company’s Annual Incentive Plan. Note, compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group is impacted by changes in stock price and other performance metrics in the Company’s Incentive Plans. Please see
Compensation Discussion and Analysis
in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

Pay versus Performance Tabular List
The table below lists our most important performance measures used to link “Compensation Actually Paid” for our NEOs to company performance, over the fiscal year ending May 28, 2023. These measures are among the measures used to determine the annual incentive and the PSU component of long-term incentive payouts for each of the NEOs.
For more information on annual incentives and actual payouts for each NEO, see “Annual
Incentive Plan
” beginning on page
57
 of this Proxy Statement. For more information on the PSU component of the long-term incentives for each NEO, see “Long-Term Incentives” beginning on page
60
 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Darden Adjusted Diluted Net EPS

Darden Same-Restaurant Sales Growth

Relative Total Shareholder Return

84    Darden Restaurants, Inc.

Audit Committee Report

The Audit Committee. Our Audit Committee consists of five directors, each of whom is an independent director under our Corporate Governance Guidelines and as required by the NYSE listing standards and SEC regulations for audit committee membership. The Audit Committee acts under a written charter adopted by the Board, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee appoints our independent registered public accounting firm and, among other things, is primarily responsible for:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The qualifications and independence of our internal audit function and independent registered public accounting firm; and

•	The performance of our internal audit function and independent registered public accounting firm.

Management is responsible for our internal controls, for the financial reporting process, and for providing a report assessing the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an independent audit of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management and discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the reviews and discussions with management and KPMG LLP described above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 28, 2023 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

Cynthia T. Jamison, Chair

Margaret Shân Atkins

Juliana L. Chugg

William S. Simon

Charles M. Sonsteby

2023 Proxy Statement    85

Independent Registered Public Accounting Firm Fees and Services

Fees

	Fiscal 2023	Fiscal 2022
Audit Fees	$2,200,000	$2,108,000
Tax Fees	695,500	1,015,000
All Other Fees	4,000	4,000
Total Fees	$2,899,500	$3,127,000

Audit Fees consisted of fees paid to KPMG LLP for the integrated audit of our annual consolidated financial statements included in the Annual Report on Form 10-K, review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by our accountants in connection with statutory and regulatory filings or engagements. Fiscal 2023 audit fees were higher than the prior year primarily due to an increase in current year integrated audit and quarterly review fees.

Tax Fees consisted of fees for tax compliance services. Fiscal 2023 tax fees were lower than the prior year primarily due to decreased current year income and indirect tax compliance services/support.

All Other Fees consisted of fees other than the services reported above. The services provided in fiscal 2023 and fiscal 2022 both consisted of a subscription to KPMG LLP’s accounting research website.

Pre-Approval Policy

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;

•	The approvals of the Chair of the Audit Committee and the CFO are obtained prior to the retention; and

•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under the applicable rules of the SEC, PCAOB and NYSE.

In addition, all non-audit services of more than $250,000 in a fiscal quarter must be pre-approved by the full Audit Committee. The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2023 and fiscal 2022, all of the services provided by KPMG LLP for the services described above related to Tax Fees and All Other Fees were pre-approved using the above procedures and none were provided pursuant to any waiver of the pre-approval requirement.

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Questions and Answers about

the Meeting and Voting

Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials instead of printed proxy materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish such materials to our shareholders by providing access to these documents over the Internet. Accordingly, on August 7, 2023, we sent a Notice of Availability of Proxy Materials to our shareholders of record and beneficial owners. You have the ability to access the proxy materials on a website referred to in such Notice or request to receive a printed set of the proxy materials free of charge.

Who is entitled to vote?

Record holders of our common shares at the close of business on July 26, 2023 are entitled to one vote for each common share they own. On July 26, 2023, 120,873,334 shares of common stock were outstanding and eligible to vote. There is no cumulative voting.

How do I vote?

Before the meeting, if you are a shareholder of record, you may vote your shares in one of the following three ways:

By Internet, by going to the website shown on your proxy card or Notice of Availability of Proxy Materials and following the instructions for Internet voting set forth on such proxy card or Notice;

If you reside in the United States or Canada, by telephone at the number shown on your proxy card and following the instructions on such proxy card; or

If you received or requested printed copies of the proxy materials by mail, by completing, signing, dating and returning the proxy card.

Shareholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. E.T. on September 19, 2023.

Please use only one of the three ways to vote. Please follow the directions on your proxy card or Notice of Availability of Proxy Materials carefully. The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. You have two choices for each director nominee — FOR or WITHHOLD — and three choices for each other matter to be voted upon — FOR, AGAINST or ABSTAIN.

2023 Proxy Statement    87

If you are a shareholder of record and do not specify on your returned proxy card or through the Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of each of the nine director nominees set forth in this Proxy Statement, FOR advisory approval of our executive compensation, for ONE YEAR for the advisory vote on the frequency of future advisory approval of our executive compensation, FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Corporation’s 2024 fiscal year, AGAINST the shareholder proposal relating to greenhouse gas emissions reduction targets if properly presented at the meeting and AGAINST the shareholder proposal relating to a report about the risks relating to state laws limiting reproductive rights if properly presented at the meeting.

What is a “broker non-vote,” and will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in a brokerage account in your bank or broker’s name (street name), the proxy materials or Notice of Availability of Proxy Materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. If you received a proxy card, those shares held in street name were not included in the total number of shares listed as owned by you on the proxy card. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting instructions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, if your bank or broker allows, submit voting instructions by telephone or the Internet.

A “broker non-vote” generally occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the NYSE rules applicable to its member brokers. Broker non-votes are not counted as votes cast on a proposal, but the shares represented at the meeting by an executed proxy to which such non-votes relate are counted as present for the limited purpose of determining a quorum at the Annual Meeting. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024 is considered a routine matter under current applicable rules, assuming that no shareholder contest arises as to this matter. As such, your brokerage firm will have the discretionary authority to vote shares on this matter for which you do not provide voting instructions. The election of directors and all other proposals to be voted on at the Annual Meeting are not considered to be routine matters.

Electronic voting will be possible during the meeting for anyone who wants to vote during the meeting. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote during the meeting.

How do you recommend that I vote on these items?

The Board recommends that you vote FOR the election of each of the nine director nominees set forth in this Proxy Statement, FOR advisory approval of our executive compensation, for ONE YEAR for the advisory vote on the frequency of future advisory approval of our executive compensation, FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2024, AGAINST the shareholder proposal relating to greenhouse gas emissions reduction targets if properly presented at the meeting and AGAINST the shareholder proposal relating to a report about the risks relating to state laws limiting reproductive rights if properly presented at the meeting.

What if I change my mind after I vote?

You may change your vote or revoke your proxy at any time before the polls close at the meeting by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Voting again by Internet or telephone prior to the meeting as described on the proxy card; or

•	Voting again electronically during the meeting.

88    Darden Restaurants, Inc.

You also may revoke your proxy prior to the meeting without submitting a new vote by sending a written notice to our Corporate Secretary that you are withdrawing your vote.

What shares are included on my proxy card?

If you received a proxy card by mail, your proxy card includes shares held in your own name and shares held in any Darden plan, including the Employee Stock Purchase Plan. You may vote these shares by Internet, telephone or mail, all as described on the proxy card and Notice of Availability of Proxy Materials.

How do I vote if I participate in the Darden Savings Plan?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, these shares have been added to your other holdings on your proxy card if you received a proxy card by mail. You may direct the trustee how to vote your Darden Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, as described on the proxy card or Notice of Availability of Proxy Materials. If you do not submit timely voting instructions to the trustee on how to vote your shares, your Darden Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Darden Savings Plan accounts for which it did receive timely voting instructions.

What does it mean if I received more than one proxy card or Notice of Availability of Proxy Materials?

If you received more than one proxy card or Notice of Availability of Proxy Materials, it means you have multiple accounts with your brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, EQ Shareowner Services, toll free at (877) 602-7596.

Who may participate in the Annual Meeting?

The Annual Meeting is open to all holders of our common shares.

How to participate in the Annual Meeting online:

1. Visit www.virtualshareholdermeeting.com/DRI2023; and

2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on September 20, 2023. The meeting will begin promptly at 10:00 a.m. Eastern Time.

How to participate in the Annual Meeting without a 16-digit control number:	Visit www.virtualshareholdermeeting.com/DRI2023 and register as a guest. You will not be able to vote your shares or ask questions.
For help with technical difficulties:	Call (800) 586-1548 (U.S.) or (303) 562-9288 (international) for assistance.
Additional questions:	Email Investor Relations at investor@darden.com or call (407) 245-5959.

2023 Proxy Statement    89

Will the Company respond to shareholder questions during the Annual Meeting?

We currently anticipate taking questions from shareholders during the Annual Meeting through the virtual meeting website, although we may impose certain procedural requirements such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding common shares as of the record date must be present by participating through the internet or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you are participating as a shareholder and vote electronically during the meeting or if you have properly returned a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” also will be counted for purposes of establishing a quorum, as explained above under the question “How do I vote?”

How many votes are required to approve each proposal?

Proposal 1: In an uncontested election, the nine director nominees shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “WITHHOLD” relating to that director’s election as described under the caption “PROPOSAL 1 — ELECTION OF NINE DIRECTORS FROM THE NAMED DIRECTOR NOMINEES.” Failing to vote for all or some of the director nominees will have no effect on the election of directors. Broker non-votes will also have no effect on this proposal. However, under our Bylaws, if a director nominee in an uncontested election does not receive at least a majority of the votes cast for the election of directors at any meeting at which a quorum is present, the director must promptly tender his or her resignation to the Board and remain a director until the Board appoints an individual to fill the office held by such director, as more particularly described under the heading “Corporate Governance and Board Administration — Director Election Governance Practices.”

Proposal 2: This advisory vote as described under the caption “PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION” is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 3: This advisory vote as described under the caption “PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION” is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The recommended outcome of the advisory resolution on the frequency of future advisory votes on executive compensation will be, under Florida law, the option with the greatest number of votes cast in favor. Abstentions and broker non-votes will not be counted as votes for any of the options for this proposal.

Proposal 4: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 26, 2024 described under the caption “PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 5: The ratification of the shareholder proposal described under the caption “PROPOSAL 5 – SHAREHOLDER PROPOSAL REQUESTING THE COMPANY ISSUE GREENHOUSE GAS EMISSION REDUCTION TARGETS” requires, under Florida law, the majority of the votes cast to be voted “FOR”

90    Darden Restaurants, Inc.

the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 6: The ratification of the shareholder proposal described under the caption “PROPOSAL 6 – SHAREHOLDER PROPOSAL REQUESTING THE COMPANY ISSUE A REPORT ON RISKS OF STATE POLICIES RESTRICTING REPRODUCTIVE HEALTH CARE” requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

How will voting on “any other business” be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Where do I find the voting results of the meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file within four business days after the date our 2023 Annual Meeting of Shareholders ends.

How do I submit a shareholder proposal, nominate directors or recommend director nominees, or submit other business for next year’s annual meeting?

If you wish to submit a proposal for inclusion in our Proxy Statement for our 2024 Annual Meeting, the proposal must comply with applicable requirements or conditions established by the SEC, including Rule 14a-8 under the Exchange Act, and must be received by our Corporate Secretary at our principal office no later than the close of business on Tuesday, April 9, 2024. Please address your proposal to: Matthew R. Broad, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Under our Bylaws (which are subject to amendment at any time), if you wish to nominate a director at our 2024 Annual Meeting and such nomination will not be included in the proxy statement for that meeting, or you wish to bring other business before the shareholders at our 2024 Annual Meeting, you must:

•	Notify our Corporate Secretary in writing on or before Thursday, May 23, 2024; and

•	Include in your notice the specific information required by our Bylaws and otherwise comply with the requirements of our Bylaws and applicable law.

Our Bylaws also provide a proxy access right to permit a shareholder, or a group of not more than 10 shareholders, owning continuously for at least 3 years shares of our Company representing an aggregate of at least 3 percent of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 25 percent of the number of the directors in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. If you wish to exercise your proxy access right to nominate a director(s), you must:

•	Notify our Corporate Secretary in writing on or before Tuesday, April 23, 2024; and

•	Include in your notice the specific information required by our Bylaws and otherwise comply with the requirements of our Bylaws and applicable law.

If you would like a copy of our Bylaws, we will send you one without charge on request. A copy of our Bylaws also is available at www.darden.com.

2023 Proxy Statement    91

If you wish to recommend a nominee for director, you should comply with the procedures provided in our Director Nomination Protocol available at www.darden.com as Appendix A to our Nominating and Governance Committee charter and discussed under the heading “Meetings of the Board of Directors and Its Committees — Board of Directors — Director Candidates Recommended by Shareholders” above.

92    Darden Restaurants, Inc.

Other Business

As of the date of this Proxy Statement, your Board knows of no other matters to be brought before the 2023 Annual Meeting other than those discussed in this Proxy Statement. If any other matters requiring a vote of the shareholders are properly brought before the Annual Meeting, the persons appointed as proxyholders under the proxies solicited by the Board will vote such proxies in accordance with their best judgment, to the extent permitted under applicable law.

Solicitation of Proxies

We pay the costs of proxy solicitation, including the costs for mailing the Notice of Availability of Proxy Materials and preparing this Proxy Statement. We have engaged Okapi Partners (Okapi) to assist us in soliciting proxies from our shareholders for a fee of approximately $14,500 plus reimbursement of out-of-pocket expenses. In addition to Okapi, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by telephone or other electronic communications. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Householding of Materials for Annual Meeting of Shareholders

SEC rules allow us to deliver a single copy of proxy statements, annual reports, prospectuses and information statements or Notice of Availability of Proxy Materials to any address shared by two or more of our shareholders. This method of delivery is called “householding” and can significantly reduce our printing and mailing costs and reduce the volume of mail you receive. Accordingly, we are delivering only one Notice of Availability of Proxy Materials or (if paper copies are requested) one Proxy Statement and 2023 Annual Report on Form 10-K to multiple shareholders sharing an address, unless we received instructions to the contrary from one of more of the shareholders. If you would like to receive more than one copy of the Notice of Availability of Proxy Materials or Proxy Statement and our 2023 Annual Report on Form 10-K, we will promptly send you additional copies upon written or oral request directed to Broadridge Financial Services at toll free (800) 579-1639, or at www.proxyvote.com. The same phone number and website address may be used to notify us that you prefer to receive your own copy of proxy and other materials in the future or to request future delivery of a single copy of proxy or other materials. If your shares are held in street name, you may request information about householding from your bank or broker.

2023 Proxy Statement    93

Availability of Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. For fiscal 2023, the Company is fulfilling this requirement by delivering the Company’s Annual Report on Form 10-K. You may obtain without charge the Company’s 2023 Annual Report on Form 10-K or any other corporate governance documents referred to in this Proxy Statement by writing to the Corporate Secretary of the Company at 1000 Darden Center Drive, Orlando, Florida 32837. These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.darden.com.

The Annual Report on Form 10-K is not to be regarded as soliciting material, and our management does not intend to ask, suggest or solicit any action from the shareholders with respect to the Annual Report on Form 10-K.

The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 20, 2023: The Proxy Statement and our 2023 Annual Report on Form 10-K are available without charge to shareholders upon written or oral request directed to Okapi Partners by calling (212) 297-0720, toll-free by calling (877) 869-0171 or by email at info@okapipartners.com.

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Your Vote is Important!

Please vote by telephone or the Internet or promptly mark, sign, date and return your proxy card if you received a proxy card by mail.

BY ORDER OF THE

BOARD OF DIRECTORS

Matthew R. Broad

Senior Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

August 7, 2023

2023 Proxy Statement    95

Appendix A — Glossary of Terms

•

2002 Plan. The Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended, which provides for the grant of stock options, SARs, restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and non-employee directors.

•	2015 Plan. The Darden Restaurants, Inc. 2015 Omnibus Incentive Plan adopted by the Board in July 2015 and approved by shareholders at the 2015 Annual Meeting.

•	Annual Meeting. The 2023 Annual Meeting of Shareholders to be held on September 20, 2023.

•	CEO. Our Chief Executive Officer.

•	CFO. Our Chief Financial Officer.

•	Compensation Committee or Committee (when used in the Compensation Discussion and Analysis or Executive Compensation sections). The Compensation Committee of your Board of Directors.

•	Company. Darden Restaurants, Inc.

•	Exchange Act. The Securities Exchange Act of 1934, as amended.

•	Executive Officers. The most senior executives of the Company designated as our “executive officers” in our most recent Form 10-K and other securities filings.

•	NEO. Named Executive Officer. Our officers who are named in the Summary Compensation Table, as required by SEC rules.

•	NYSE. The New York Stock Exchange.

•	PCAOB. Public Company Accounting Oversight Board.

•	PSUs. Performance Stock Units granted under our 2002 Plan or 2015 Plan.

•	RARE. RARE Hospitality International, Inc.

•	S&P 500. A value weighted index of the prices of the common stock of 500 large companies, whose stock trades on either the NYSE or the NASDAQ.

•	SARs. Stock appreciation rights.

•	SEC. Securities and Exchange Commission.

2023 Proxy Statement    A-1

1000 DARDEN CENTER DRIVE

ORLANDO, FL 32837

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on September 19, 2023 for shares held directly and by 11:59 p.m. EDT on September 17, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DRI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on September 19, 2023 for shares held directly and by 11:59 p.m. EDT on September 17, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Darden Restaurants, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21504-P97872                                KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DARDEN RESTAURANTS, INC.			For All	Withhold All	For All Except
The Board of Directors recommends you vote “FOR ALL” on proposal 1.

1.	To elect a full Board of nine directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nine director nominees are as follows:		☐	☐	☐

Nominees:

	01) Margaret Shân Atkins 02) Ricardo Cardenas 03) Juliana L. Chugg 04) James P. Fogarty 05) Cynthia T. Jamison	06) Nana Mensah 07) William S. Simon 08) Charles M. Sonsteby 09) Timothy J. Wilmott

The Board of Directors recommends you vote “FOR” proposals 2 and 4 and for “1 YEAR” on proposal 3.			For	Against	Abstain

2.	To obtain advisory approval of the Company’s executive compensation.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	To obtain advice on the frequency of future advisory votes about the Company’s executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 26, 2024.		☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “AGAINST” proposals 5 and 6.		For	Against	Abstain

5.	To vote on a shareholder proposal requesting the Company to issue greenhouse gas reduction targets if properly presented at the meeting.	☐	☐	☐

6.	To vote on a shareholder proposal requesting the Company to issue a report on the risks arising from state policies restricting reproductive health care if properly presented at the meeting.	☐	☐	☐

NOTE: To transact such other business, if any, as may properly come before the meeting and any adjournment.

This proxy is solicited on behalf of the Board of Directors of Darden Restaurants, Inc. If this signed card contains no specific voting instructions, the shares will be voted with the Board’s recommendations.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 20, 2023:

The accompanying Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com.

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V21505-P97872

DARDEN RESTAURANTS, INC.

Annual Meeting of Shareholders

September 20, 2023, 10:00 AM (EDT)

This proxy is solicited by the Board of Directors

This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 20, 2023.

The undersigned hereby appoints Matthew R. Broad, Anthony G. Morrow, and Jessica P. Lange, and each of them, as proxies, with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2023 Annual Meeting of Shareholders of Darden Restaurants, Inc. via the Internet and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting.

If no choice is specified, the proxy will be voted “FOR” proposals 1 and 2, for “1 YEAR” on proposal 3, “FOR” proposal 4 and “AGAINST” proposals 5 and 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE